UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
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Archer Aviation Inc.

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ARCHER

ARCHER AVIATION INC

2025 Proxy Statement & 2024 Annual Report

ADAM GOLDSTEIN
Founder & Chief Executive Officer

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Archer Aviation Inc., which will be held virtually at www.virtualshareholdermeeting.com/ACHR2025 on Friday, June 27, 2025, 12:00 p.m. Pacific Time. The Annual Meeting will be held in a virtual meeting format only. We believe that a virtual stockholder meeting provides greater access to those who wish to attend and therefore we have chosen this format.

The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and Proxy Statement (the “Proxy Statement”). The Annual Meeting materials include the Notice, the Proxy Statement, our annual report, and proxy card.

Your vote is important. Whether or not you plan to attend the Annual Meeting virtually, please cast your vote as soon as possible by Internet, telephone or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend virtually. Returning the proxy does not affect your right to attend the Annual Meeting virtually or to vote your shares virtually during the Annual Meeting.

Sincerely
Your vote is important. Whether or not you plan to attend the annual meeting, please cast your vote as soon as possible by internet, telephone, or by mail.

Notice of Annual Meeting of Stockholders

Date and Time	Virtual Meeting Site	Who Can Vote
June 27, 2025, 12:00 p.m. Pacific Time	www.virtualshareholdermeeting.com/ACHR2025	Stockholders of record at the close of business on April 28, 2025

Agenda Item	Board Vote Recommendation
1.        Elect certain directors of Archer Aviation Inc., each to serve a three-year term expiring at the 2028 annual meeting of stockholders and until such director’s successor is duly elected and qualified
FOR EACH DIRECTOR NOMINEE
2. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR
3. Advisory vote to approve the compensation of our named executive officers	FOR
4.       Approve the issuance of 751,879 shares of Class A Common Stock to Stellantis N.V. (“Stellantis”) pursuant to that certain subscription agreement, dated as of December 11, 2024, by and between the Company and Stellantis (the “Stellantis Subscription Agreement”)
FOR

And other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

These materials were first sent or made available to stockholders on April 30, 2025

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY TELEPHONE OR REQUEST AND SUBMIT YOUR SIGNED AND DATED PROXY CARD BY MAIL AS SOON AS POSSIBLE, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

By Order of the Board of Directors,
ERIC LENTELL
General Counsel and Secretary

2025 Proxy Statement 2

Table of Contents

PROXY SUMMARY	5
CORPORATE GOVERNANCE	9
PROPOSAL NO. 1 - ELECTION OF CERTAIN DIRECTORS	20
PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	28
PROPOSAL NO. 3 - ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	30
PROPOSAL NO. 4 - APPROVAL OF SHARE ISSUANCE TO STELLANTIS PURSUANT TO STELLANTIS SUBSCRIPTION AGREEMENT	31
REPORT OF THE AUDIT COMMITTEE	33
EXECUTIVE OFFICERS	34
REPORT OF THE COMPENSATION COMMITTEE	36
EXECUTIVE COMPENSATION	37
Compensation Discussion & Analysis	37
Executive Compensation Tables	49
PAY VERSUS PERFORMANCE	57
EQUITY COMPENSATION PLAN INFORMATION	61
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	62
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	63
GENERAL INFORMATION	65

References to our websites in this Proxy Statement are not intended to function as hyperlinks and the information contained on our websites is not intended to be incorporated into this Proxy Statement.

2025 Proxy Statement 3

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 27, 2025
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON FRIDAY, JUNE 27, 2025 AT 12:00 P.M. PACIFIC TIME. THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM. THIS NOTICE OF THE ANNUAL MEETING, PROXY STATEMENT, AND FORM OF PROXY ARE BEING DISTRIBUTED AND MADE AVAILABLE ON OR ABOUT APRIL 30, 2025,

FORWARD-LOOKING STATEMENTS
This Proxy Statement includes forward-looking statements, which are statements other than statements of historical facts and statements in the present tense. These statements include, but are not limited to, statements regarding our future performance and our market opportunity; our business strategy and plans; aircraft performance; the pace at which we intend to design, develop, test, certify, manufacture and commercialize our eVTOL aircraft; and the planned deployment of Archer’s business internationally. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: the early stage nature of our business and our past and projected future losses; our ability to design, manufacture and deliver our aircraft to customers; risks associated with indicative orders from certain third parties for our aircraft, which are subject to the satisfaction of certain conditions and/or further negotiation and reaching mutual agreement on certain material terms, and the risk that such parties cancel such orders or never place them; risks associated with being in the early stages of developing our defense program, and our inability to ensure that we will achieve some or any of the expected benefits of the program or that we will be successful in winning a bid to develop aircraft for the U.S. Department of Defense or any other military agency; risks associated with the expansion of our planned lines of business; risks associated with the current and future international expansion of our business and operations; our ability to realize the expected benefits of an autonomous aircraft development program, as well as the cost, timing and results of our development activities relating to autonomous aircraft; our ability to realize operating and financial results forecasts which rely in large part upon assumptions and analyses that we have developed; our ability to effectively market electric air transportation as a substitute for conventional methods of transportation, following receipt of governmental operating authority; our ability to compete effectively in the UAM and eVTOL industries; risks related to the operation of our UAM ecosystem in densely populated metropolitan areas and heavily regulated airports; our ability to obtain any required certifications, licenses, approvals, or authorizations from governmental authorities; our ability to achieve our business milestones, such as commencing the manufacturing of our aircraft and launching products and services, on anticipated timelines; our dependence on suppliers for the parts and components in our aircraft, which are subject to uncertainties that could affect our operating results, including the implementation of trade barriers, tariffs and other protectionist measures; our ability to ramp up to commercial-scale manufacturing capabilities; regulatory requirements and other obstacles outside of our control that slow market adoption of electric aircraft, such as the inability to obtain and maintain adequate vertiport infrastructure; our ability to attract, integrate, manage, train and retain qualified personnel and key employees; natural disasters, outbreaks and pandemics, economic, social, weather, growth constraints and regulatory conditions or other circumstances affecting metropolitan areas; the potential for losses and adverse publicity stemming from any accidents involving small aircraft, helicopters or charter flights, and in particular from accidents involving electric aircraft or lithium-ion battery cells, or test flights of our prototype eVTOL aircraft; risks associated with indexed price escalation clauses in customer contracts, which could subject us to losses if we have cost overruns or if increases in costs exceed the applicable escalation rate; our ability to address a wide variety of extensive and evolving laws and regulations, including data privacy and security laws; our ability to protect our intellectual property rights from unauthorized use by third parties; our ability to obtain additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances; cybersecurity risks to our various systems and software.

Additional risks and uncertainties that could affect our financial results and business are more fully detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”), including our most recent Annual Report on Form 10-K for the year ended December 31, 2024, and other SEC filings, which are available on our investor relations website at investors.archer.com and on the SEC website at www.sec.gov.

2025 Proxy Statement 4

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

References in this Proxy Statement to “we,” “us,” “our,” “ours,” “Archer” and the “Company” refer to Archer Aviation Inc. prior to the business combination and to Archer Aviation Inc. and its consolidated subsidiaries.

OUR COMPANY
Headquartered in Silicon Valley, California, Archer is developing the technologies and aircraft to power the future of advanced aviation. We plan to provide customers with advanced aircraft and related technologies and services in the United States and internationally in both the commercial and defense sectors. We unveiled our first planned production aircraft, an electric vertical take-off and landing (“eVTOL”) aircraft, Midnight, in November 2022 and are working to commercialize our Midnight aircraft which is intended to be used in air taxi operations in and around major cities around the world. To do so, we are working with aviation authorities, countries, cities, and strategic partners in select locations globally to obtain certification of our Midnight aircraft and build out urban air mobility (“UAM”) networks that will utilize our Midnight aircraft in their operations.

EXECUTIVE COMPENSATION HIGHLIGHTS
Our executive compensation program aims to motivate our people to perform at a consistently high level and rewards contributions that deliver outstanding results.

2025 Proxy Statement 5

Bonuses reflect Company performance. 2024 bonuses were focused on strategic milestones of the Company that were designed to drive long-term stockholder value. Bonuses were paid according to the bonus plan’s formulaic funding, with no discretionary adjustments.

Continued evolution of the compensation program. Beginning in 2024, performance-based restricted stock units (“PSUs”) were added as a key component of our named executive officers’ (“NEO”) compensation program, which focused on relative total shareholder return to ensure alignment of our executives’ interests with the long-term view of our stockholders.

Challenging corporate goals. The 2024 corporate performance goals were rigorous and were set to advance our strategic and commercialization milestones while exerting strict financial discipline. Adam Goldstein, our Chief Executive Officer (“CEO”), received an annual bonus payout of 70% of target (100% weighted on corporate performance) and our other NEOs received annual bonus payouts of 85% of their respective targets (equally weighted on corporate and individual performance).

GOVERNANCE HIGHLIGHTS
We are committed to good corporate governance, which strengthens the accountability of our board of directors and promotes the long-term interests of our stockholders. Some highlights of our governance and independent board practices are listed below:

–	Single class of shares with equal voting rights.
–	Majority of directors are independent (6 out of 7 current directors).
–
Board of directors leadership structure with a Lead Independent Director that has been appointed by a majority of our independent directors. Our Lead Independent Director has well defined rights and responsibilities.

–	All board committees are composed of independent directors.
–	Independent directors conduct regular executive sessions.
–	Board of directors has related party transaction standards for any direct or indirect involvement of a director in the Company’s business activities.
–	Each director attended at least 75% of the meetings of the board of directors and committees on which he or she served in 2024.
–	None of our directors are considered “overboarded.”
–	Comprehensive risk oversight practices, including internal controls, cybersecurity, legal and regulatory matters, compensation, and other critical evolving areas.
–	Our Insider Trading Policy prohibits against directors, officers and employees from hedging and shorting of Archer common stock, and, except in limited circumstances, pledging Archer common stock.
–	We have adopted and administer a robust Compensation Recovery Policy, which applies to our executive officers.

2025 Proxy Statement 6

Our Board of Directors and Nominees

ADAM GOLDSTEIN Co-Founder, CEO & Director AGE: 45 SINCE: September 2021	DEBORAH DIAZ Director, Chairperson, Nominating and Corporate Governance Committee and Member of the Audit Committee (Nominee for re-election) AGE: 67 SINCE: September 2021	FRED M. DIAZ Lead Independent Director, Chairperson, Compensation Committee and Member of the Audit Committee (Nominee for re-election) AGE: 59 SINCE: September 2021	OSCAR MUNOZ Director, Member of the Compensation Committee AGE: 66 SINCE: September 2021

BARBARA PILARSKI Director, Member of the Nominating and Corporate Governance Committee AGE: 61 SINCE: January 2022	MARIA PINELLI Director, Chairperson, Audit Committee and Member of the Compensation Committee AGE: 62 SINCE: September 2021	MICHAEL SPELLACY Director, Member of the Nominating and Corporate Governance Committee AGE: 53 SINCE: September 2021

2025 Proxy Statement 7

MEETING INFORMATION
Your vote is important. Please submit your proxy as soon as possible (see “Voting Instructions; Voting of Proxies” on page 67 for voting instructions).

MEETING DATE	RECORD DATE	MEETING TIME	VIRTUAL MEETING ACCESS
Friday, June 27, 2025	Monday, April 28, 2025	12:00 p.m. Pacific Time	www.virtualshareholdermeeting.com/ACHR2025 using your control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card

VOTING METHODS
You may vote in advance of the virtual meeting using one of these voting methods:

ONLINE	PHONE	MAIL
www.proxyvote.com	Follow instructions shown on proxy card	If you received paper materials, mail to: Vote Processing, c/o Broadridge Financial Solutions, Inc. 51 Mercedes Way, Edgewood, New York 11717

ITEMS OF BUSINESS AND BOARD VOTING RECOMMENDATIONS

PROPOSAL		BOARD RECOMMENDATION	PAGE REFERENCE
Proposal 1	Election of directors named in this Proxy Statement	For each director nominee	20

Proposal 2	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	For	28

Proposal 3	Advisory vote on the compensation of our named executive officers	For	30

Proposal 4	Approval of share issuance to Stellantis pursuant to Stellantis Subscription Agreement	For	31

2025 Proxy Statement 8

CORPORATE GOVERNANCE
We are strongly committed to good corporate governance practices. Our corporate governance framework is designed to promote the long-term interests of our stockholders, strengthen leadership accountability, and foster responsible decision-making.

HIGHLIGHTS
One share equals one vote	We have a single class of shares with equal voting power.
Separation of Lead Independent Director and CEO roles	Our CEO is focused on managing Archer and our Lead Independent Director drives accountability at the board of directors level.
Access to management	Our board of directors has significant interaction with senior management and access to other employees.
Succession planning	Our nominating and corporate governance committee regularly discusses board of directors and executive succession planning.
Executive sessions	All quarterly board of directors and committee meetings include executive sessions.
Board, committee and individual self-evaluations	Our directors conduct annual performance self-evaluations of our board of directors and each committee of which each director is a member.

BOARD INDEPENDENCE
The listing rules of the New York Stock Exchange (“NYSE”) generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of our audit, compensation, and nominating and corporate governance committees be independent.

Our board of directors performs an annual review of the independence of our directors based, in part, on the review of information by our management and outside legal counsel. In our most recent review, we determined that Deborah Diaz, Fred M. Diaz, Oscar Munoz, Barbara Pilarski, Maria Pinelli, and Michael Spellacy, representing six of our seven directors, are “independent directors” as defined under the applicable rules, regulations, and listing standards of NYSE and the applicable rules and regulations promulgated by the SEC. We have determined that all committee members are independent under applicable NYSE and SEC rules for committee memberships, and that each member of the audit committee also meets the additional independence criteria set forth in Rule 10A-3(b)(1) under the Exchange Act.

BOARD OF DIRECTORS AND COMMITTEE SELF-EVALUATIONS
Throughout the year, our board of directors discusses corporate governance practices with management and third-party advisors to ensure that the board of directors and its committees follow practices that are optimal for the company and its stockholders. Based on an evaluation process recommended and overseen by our nominating and corporate governance committee pursuant to the committee’s authority set forth in its charter, the board of directors conducts an annual self-evaluation, including an evaluation of each committee and the contributions of individual directors, in order to determine whether the board and its committees are functioning effectively. The results of the annual self-evaluation are reviewed and addressed by the nominating and corporate governance committee and then by the full board of directors.

2025 Proxy Statement 9

BOARD AND COMMITTEE STRUCTURE
Our Corporate Governance Guidelines provide our board of directors with flexibility to select the appropriate board leadership structure. Fred M. Diaz, an independent member of our board of directors, has served as our Lead Independent Director since February 2022. We do not currently have a chairperson of the board of directors. The board of directors believes that its current leadership structure allows the CEO to focus on managing the Company, while leveraging our Lead Independent Director’s experience to drive accountability at the board of directors level and carry out its roles and responsibilities on behalf of Archer’s stockholders, including its oversight of management and corporate governance matters. Our Lead Independent Director is responsible for coordinating the activities of the independent directors, including:

–	presiding at all meetings of the board of directors at which the CEO is not present or when the performance of our board of directors or CEO is discussed;
–	acting as a liaison between the independent directors and the CEO;
–	convening meetings of the independent directors as appropriate;
–	consulting with the CEO in planning and setting schedules and agendas for meetings of the board of directors;
–	being available for consultation and direct communication with stockholders as appropriate; and
–	performing such other functions as the board of directors may delegate.

Our board of directors is committed to continuously reviewing its leadership structure and composition, along with its policies and practices, as our company grows and evolves.

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each member of our standing committees is independent under the current NYSE and SEC rules and regulations. Each committee operates under a written charter adopted by the Board, which is reviewed by each committee annually. The charters are available at the “Corporate Governance” section of our investor relations website at investors.archer.com.

The composition and responsibilities of each committee are described below.

NAME	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Deborah Diaz	●
Fred M. Diaz	●
Oscar Munoz		●
Barbara Pilarski			●
Maria Pinelli		●
Michael Spellacy			●
Number of meetings	5	6	4

● Member	Chair

2025 Proxy Statement 10

Audit Committee
Our audit committee is composed of Ms. Pinelli, who is the chairperson of our audit committee, and Ms. Diaz and Mr. Diaz. Each member of our audit committee is financially literate as required by the current NYSE listing standards. Our board of directors has also determined that Ms. Pinelli is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose any duties, obligations, or liabilities that are greater than those generally imposed on members of our audit committee and our board of directors. Our audit committee is responsible for, among other things:

–	reviewing and discussing with management our quarterly and annual financial results, earnings guidance, and earnings press releases prior to distribution to the public;
–	selecting, appointing, compensating and overseeing the work of the independent registered public accounting firm;
–	reviewing the qualification, performance and continuing independence of the independent registered public accounting firm;
–	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and annual financial results;
–
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

–	overseeing our internal audit function;
–	overseeing and considering the effectiveness of our internal controls;
–	reviewing proposed waivers of the code of conduct for directors, executive officers, and employees (with waivers for directors or executive officers to be approved by the board of directors);
–
reviewing with management the company’s significant risks, reviewing our policies for risk assessment and risk management, with respect to internal controls around financial reporting, and steps management has taken to monitor or mitigate these risks;

–	overseeing our risk assessment and management, including with respect to risks and incidents related to cybersecurity;
–	reviewing and approving or ratifying related party transactions that are material or otherwise implicate disclosure requirements; and
–	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee
Our compensation committee is composed of Mr. Diaz, who is the chairperson of our compensation committee, Mr. Munoz and Ms. Pinelli. Each member of this committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:

–	reviewing and approving the compensation and the terms of any compensatory agreements of our executive officers;
–	reviewing and recommending to our board of directors the compensation of our non-employee directors;
–	reviewing and approving the selection of our peer companies for compensation assessment purposes;
–	administering our equity incentive compensation plans;
–	reviewing our compensation-related risk exposures and management’s mitigation measures;
–	reviewing succession plans for senior management positions, including our CEO;
–	reviewing and approving, or making recommendations to our board of directors, with respect to, incentive compensation and equity plans; and
–	establishing our overall compensation philosophy.

2025 Proxy Statement 11

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is composed of Ms. Diaz, who is the chairperson of the nominating and corporate governance committee, and Ms. Pilarski and Mr. Spellacy. Our nominating and corporate governance committee is responsible for, among other things:

–	identifying and recommending candidates for membership on our board of directors;
–	recommending directors to serve on board committees;
–	advising the board on certain corporate governance matters;
–	developing policies regarding director nomination processes, if and as the committee determines it appropriate to have such policies;
–
establishing procedures for the receipt, retention and treatment of complaints received by us regarding violations of company policies or law, including the confidential and anonymous submission by our employees of concerns regarding any conduct that may violate company policies or law;

–
developing and overseeing any program relating to corporate responsibility and sustainability, including environmental, social, and corporate governance matters and related risks, controls, and procedures; and

–	overseeing the evaluation of our board of directors and its committees.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS
In order to encourage and enhance communication among independent directors and as required by the NYSE, our independent directors meet in regularly scheduled executive sessions on a quarterly basis, which are presided by Mr. Diaz, our Lead independent Director, and at which only independent directors are present. Our board of directors believes that executive sessions foster open and frank communication among the independent directors, which will ultimately add to the effectiveness of our board of directors, as a whole.

OUR BOARD OF DIRECTORS’ OVERSIGHT OF RISK
Our board of directors, as a whole, has responsibility for overseeing our risk management process, although the committees of our board of directors oversee and review risk areas that are particularly relevant to them.

Each committee of our board of directors meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus, as described below.

Committee	Primary Areas of Risk Oversight
Audit
•   Oversee financial reporting process, accounting policies and internal controls
•   Evaluate risks related to financial reporting, accounting, auditing, tax and fraud
•    Evaluate exposures and risks related to cybersecurity and other information security policies and practices and related internal controls, and monitoring, assessing and reporting such exposures

Compensation
•    Oversee compensation plans, programs and policies
•    Evaluate major compensation- and human capital-related risk exposures and monitoring of such exposures
•    Evaluate and provide input on CEO and senior management succession planning

Nominating and Corporate Governance
•    Review and evaluate the corporate governance framework, including governance guidelines and policies
•    Evaluate the structure and composition of our board of directors and committees and role in risk oversight
•    Oversee the corporate social responsibility program and initiatives

Our board of directors also reviews strategic, operational, compliance and financial risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions. The risk oversight responsibility of our board of directors and its committees is supported by management level committees.

2025 Proxy Statement 12

Cybersecurity Risk Oversight. Securing the information of our employees, vendors, and other third parties is important to us. We have adopted certain physical, technological, and administrative controls on data security. While everyone at our company plays a part in managing these risks, oversight responsibility is shared by our board of directors, our audit committee, and management. Our Chief Information Officer reports cybersecurity risks to the audit committee on a quarterly basis. In addition, our management team updates the audit committee, as necessary, regarding any material cybersecurity threats or incidents, as well as any incidents with lesser impact potential. Key performance indicators and security metrics are shared with the audit committee and defined to measure the effectiveness of our cybersecurity controls and risk management efforts, current threat landscape, and annual strategy. We strategically partner with industry leading external vendors to perform cybersecurity assessments. As part of these processes, our information security team identifies and prioritizes risks to devise our annual cybersecurity mitigation strategy and address operational risks. For additional information relating to our Cybersecurity Risk Oversight, please see the section titled “Cybersecurity” in our most recent Annual Report on Form 10-K for the year ended December 31, 2024.
Oversight of Corporate Strategy. Our board of directors actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities, potential corporate development opportunities, and risk management. At its regularly scheduled meetings and throughout the year, our board of directors receives information and formal updates from our management and actively engages with the senior leadership team with respect to our corporate strategy. Our board of directors’ diverse skill sets and experience enhances our board of directors’ ability to support management in the execution and evaluation of our corporate strategy. The independent members of our board of directors also hold regularly scheduled executive sessions at which strategy is discussed.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of our compensation committee during the last fiscal year (i.e., 2024) included Mr. Diaz, who is the chairperson of our compensation committee, Mr. Munoz and Ms. Pinelli. None of the members of our compensation committee during the last fiscal year have been an officer or employee of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under the Exchange Act, or Regulation S-K. During the last fiscal year, none of our executive officers served as a member of the board of directors, or as a member of the compensation or similar committee of any entity that has one or more executive officers who served on our board of directors or compensation committee.

ANTI-HEDGING AND PLEDGING
We have established an insider trading policy, which, among other things, prohibits all employees, including our officers, and non-employee directors from engaging in short sales or transactions in publicly-traded options (such as puts and calls) and other derivative securities relating to our common stock, hedging or engaging in a similar transaction designed to decrease the risks associated with holding our securities, pledging any of our securities without prior approval from our General Counsel, and holding any of our securities in a margin account.

COMPENSATION RECOVERY POLICY
Our board of directors adopted a Compensation Recovery Policy, effective November 1, 2023, in accordance with Rule 10D-1 of the Exchange Act and the NYSE listing standards (the “Compensation Recovery Policy”).

Our Compensation Recovery Policy is administered by our compensation committee and enables the Company to recover from specified current and former Company’s executives certain incentive-based compensation in the event of an accounting restatement resulting from material noncompliance with any financial reporting requirements under the federal securities laws. Our Compensation Recovery Policy covers current and former executive officers, including all officers for purposes of Section 16 of the Exchange Act and applies to their incentive-based compensation, that is granted, earned or vested based wholly or in part on the attainment of any Company financial reporting measure.

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If the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the compensation committee shall require any executive officer covered by our Compensation Recovery Policy to reimburse or forfeit to the Company the amount of incentive-based compensation received by such executive officer based on the financial statements prior to the restatement that exceeds the amount such executive officer would have received had the incentive-based compensation been determined based on the financial restatement. The compensation committee will not consider the executive officer’s responsibility or fault or lack thereof in enforcing our Compensation Recovery Policy to recoup the amount described above. In addition, if the compensation committee determines that the executive officer engaged in any fraud or intentional misconduct that materially contributes to or causes economic loss to the Company, this may be independently considered a triggering event for clawing back incentive compensation, and the Company will use reasonable efforts to recover from such executive officer up to 100% of the incentive-based compensation received by such executive officer. In addition, if the compensation committee determines that the executive officer engaged in any fraud or intentional misconduct that materially contributes to or causes economic loss to the Company, this may be independently considered a triggering event for clawing back incentive compensation, and the Company will use reasonable efforts to recover from such executive officer up to 100% of the incentive-based compensation received by such executive officer.

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE
Our board of directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. In 2024, our board of directors met six times, our audit committee met five times, our compensation committee met six times and our nominating and corporate governance committee met four times. Each member of our board of directors attended at least 75% of the aggregate of the meetings of the board of directors and committees on which he or she served.

Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. Six members of our board of directors were present at our 2024 annual meeting of stockholders.

COMMUNICATION WITH DIRECTORS
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors, or a specific member of our board of directors (including our Lead Independent Director) may do so by mailing letters addressed to the attention of our General Counsel.

All communications are reviewed by the General Counsel and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening, or otherwise inappropriate materials, and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors. The address for these communications is:

Archer Aviation Inc.
c/o Legal
190 W. Tasman Drive
San Jose, California 95134

CODE OF BUSINESS CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES
We have adopted a Code of Business Conduct and Ethics that applies to all of the members of our board of directors, officers, and employees, and we expect our agents and contractors to conform to the standards of our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics as well as our Corporate Governance Guidelines are posted on our investor relations website, which is located at investors.archer.com, by clicking on “Governance Documents” in the “Corporate Governance” section. We intend to satisfy the disclosure requirement under applicable SEC and stock exchange rules regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our investor relations website at the address and location specified above.

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CORPORATE RESPONSIBILITY

Our Commitment to Safety
At Archer, safety is not just about meeting regulatory requirements–It’s a characteristic we aim to design into everything that we do. Our approach to safety is a part of every aspect of our company, from design and engineering to our manufacturing, flight test, and aircraft operations. Our strategic and long-standing dedication to safety is reflected in the day to day operation of the Company. We are committed to not just meeting, but exceeding, the rigorous safety standards of our industry.

To meet those expectations, rigorous consideration of safety is built into every stage of bringing aircraft to market, including:
●	Aircraft Safety Engineering - Applying what we believe to be current civil aviation best practices to identify potential hazards and develop designs that incorporate sound safety features;
●	Design Integrity - Establishing requirements-based engineering methods including validation and verification, as well as internal, supplier, and third-party audits;
●	Production Safety and Quality - End-to-end tracking of every aircraft part, strict configuration control, and a full record of any identified production defect from discovery to resolution;
●	Flight Safety - A systematic risk management process from the release of each aircraft for flight operations, to clearing each flight test and then followed by a detailed flight briefing;
●
Safety Culture - Focusing on ensuring a safe work environment for employees and developing policies and cultivating leadership attitudes and behaviors that promote a healthy safety culture across Archer.

Safety Council
We’ve established an executive-sponsored Safety Council with the key technical and department leaders of every safety-related organization at Archer. The Safety Council has enabled these leaders to obtain support and constructive feedback from a broad range of highly competent safety-minded professionals, with direct benefit to the implementation of safety actions and greater alignment on fostering a healthy safety culture. The Safety Council meets regularly to review any potential incidents and to collaborate on and implement safety initiatives.

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NON-EMPLOYEE DIRECTOR COMPENSATION
The board of directors has adopted a non-employee director compensation policy designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract and retain directors to contribute to our long-term success.
The aggregate amount of compensation, including both cash compensation and equity compensation, paid to any of our non-employee directors for their service in a calendar year period may not exceed $1,500,000 in the first calendar year such an individual becomes a non-employee director and $750,000 in any other calendar year.
The below table provides information for 2024 regarding all compensation awarded to, earned by, or paid to each person who served as a non-employee director in 2024. The compensation received by Mr. Goldstein as an employee in 2024 is shown in the “Executive Compensation—Summary Compensation Table” below. As an Archer employee, Mr. Goldstein, our CEO, does not receive compensation for his service on the board of directors.

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	TOTAL ($)
Deborah Diaz	158,000	199,997	357,997
Fred M. Diaz	190,000	199,997	389,997
Oscar Munoz	146,000	199,997	345,997
Barbara Pilarski (3)	—	—	—
Maria Pinelli	161,000	199,997	360,997
Michael Spellacy	144,000	199,997	343,997
(1) Amounts reflect cash retainer amounts received by our non-employee directors for service on our board of directors, including committee and/or chairpersonship fees, and, in the case of Mr. Diaz, fees associated with serving as Lead Independent Director.

(2) Amounts reflect the aggregate grant date fair value of the RSUs measured pursuant to Financial Accounting Standards Board Accounting Standard Codification Topic 718 (“ASC 718”), without regard to forfeitures. The assumptions used in calculating the grant date fair value of these awards are set forth in Note 9 to our Notes to the Consolidated Financial Statements included on our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025. These amounts do not reflect the actual economic value that may be realized by the non-employee director.

(3) Ms. Pilarski has agreed to waive her director compensation with respect to her service as a non-employee director until such time as she is no longer employed by Stellantis or any of its affiliates.

The following table sets forth information regarding the aggregate number of shares of our Class A common stock underlying outstanding RSU awards granted to our non-employee directors in 2024 and the aggregate number of unvested shares of our common stock underlying RSU awards held by each non-employee director as of December 31, 2024.

NAME	NUMBER OF SHARES UNDERLYING RSUS GRANTED IN 2024 (1)	NUMBER OF SHARES UNDERLYING UNVESTED RSUS HELD AT FISCAL YEAR END
Deborah Diaz	54,644	54,644
Fred M. Diaz (2)	54,644	54,644
Oscar Munoz (3)	54,644	54,644
Barbara Pilarski	—	—
Maria Pinelli	54,644	54,644
Michael Spellacy	54,644	54,644
(1) The shares of Class A common stock underlying these awards vest or have vested as to 54,644 shares of Class A common stock, in full on the earlier of June 21, 2025 and the date of the Annual Meeting.

2025 Proxy Statement 16

Cash Compensation. Our non-employee directors receive an annual cash retainer of $140,000. Our Lead Independent Director receives an additional $30,000 annual cash retainer. In addition, the members of the audit committee, compensation committee, and nominating and corporate governance committee receive an annual cash retainer of $10,000, $6,000, and $4,000, respectively, with the chair of each such committee receiving an annual cash retainer of $15,000, $10,000, and $8,000 (in lieu of any member fees), respectively. In addition, we reimburse our non-employee directors for their reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors.
Equity Awards. A substantial portion of each non-employee director’s annual retainer is in the form of equity awards. Each non-employee director is entitled to receive equity awards under our 2021 Equity Incentive Plan (the “2021 Plan”) in the form of time-based RSUs.
–
Initial Equity Grant. Each non-employee director is granted an equity award, in the form of RSUs, on the date of their appointment to our board of directors having an aggregate value of $200,000 based on the closing price of our Class A common stock on the date of grant (the “Initial Equity Grant”). New non-employee directors appointed to our board of directors on a date other than our annual meeting of stockholders will be provided a prorated Initial Equity Grant based on the full number of months until the next annual meeting of stockholders. The Initial Equity Grant will vest on the earlier of (i) the date of the next annual meeting of the company’s stockholders and (ii) the date that is one year following the Initial Equity Grant date, in each case, so long as the non-employee director continues to provide services to the company through such date. Each Initial Equity Grant will accelerate in full upon the consummation of a Corporate Transaction (as defined in our 2021 Plan), subject to the non-employee director providing continuous service to the company through the applicable Corporation Transaction, or upon the applicable non-employee director’s death or Disability (as defined in the 2021 Plan).

–
Annual Equity Grant. On the date of each annual meeting of stockholders, each non-employee director who is serving on our board of directors, and who will continue to serve on our board of directors immediately following the date of such annual meeting, will automatically be granted equity, in the form of RSUs, having an aggregate value of $200,000 based on the closing price of our Class A common stock on the date of grant (the “Annual Equity Grant”). Each Annual Equity Grant will vest on the earlier of (i) the date of the next annual meeting of the company’s stockholders and (ii) the date that is one year following the Annual Equity Grant date, in each case, so long as the non-employee director continues to provide services to the company through such date. Each Annual Equity Grant will accelerate in full upon the consummation of a Corporate Transaction, subject to the non-employee director providing continuous service to the company through the applicable Corporation Transaction, or upon the applicable non-employee director’s death or Disability.

We have established a Director Equity Deferral Plan pursuant to which non-employee directors may elect to take some or all of their Annual Equity Grant in the form of deferred rights to receive Class A common stock upon termination as a director.

2025 Proxy Statement 17

NOMINATION TO THE BOARD OF DIRECTORS
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with the committee’s charter, our amended and restated certificate of incorporation and amended and restated bylaws, and the criteria approved by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders, and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

The nominating and corporate governance committee will consider properly submitted stockholder recommendations for candidates for our board of directors who meet the qualifications as described above. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth below, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the board of directors by complying with the procedures in our amended and restated bylaws. Submissions must include the full name of the proposed nominee, complete biographical information, the principal occupation or employment of the proposed nominee, other information specified in our bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the nominating and corporate governance committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the nominating and corporate governance committee.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “General Information—Other Matters—Stockholder Proposals to Be Presented at Next Annual Meeting.”

Additionally, in accordance with the Forward Purchase Agreement, dated January 3, 2023, by and between us and Stellantis  (the “2023 Forward Purchase Agreement”), from and after the date of the 2023 Forward Purchase Agreement, Stellantis will maintain the right to nominate one individual for election to our board of directors as a Class II director at our 2023 annual meeting of stockholders  through the date of our annual meeting of stockholders to occur in 2026 (which initial designee was Barbara Pilarski, who currently serves as a Class II director on the board of directors and who was nominated by our board of directors for election at our 2023 annual meeting of stockholders) and, so long as Stellantis or its affiliates beneficially own shares of Class A common stock equal to at least 12.5% of our outstanding shares of Class A common stock, will have the right to continue to nominate one individual for election to the board of directors as a Class II director at our annual meeting of stockholders to occur in 2026 through the date of our annual meeting of stockholders in 2029.

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DIRECTOR QUALIFICATIONS
With the goal of developing an experienced and highly qualified board of directors, the nominating and corporate governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise, and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess. We value diversity on a company-wide basis and seek to achieve a mix of board members that reflects the diversity of background, experience and viewpoints necessary to support our evolving business.

Because the identification, evaluation, and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and the NYSE listing requirements and the provisions of our amended and restated certificate of incorporation, amended and restated bylaws and committee charters. When considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry, and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. Through the nomination process, the nominating and corporate governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds, and other characteristics that are expected to contribute to our board of directors’ overall effectiveness.

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1 ELECTION OF DIRECTORS

Our board of directors has nominated Ms. Deborah Diaz and Mr. Fred Diaz for election as Class I directors at the Annual Meeting. Our board of directors currently consists of seven directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at the Annual Meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2026 and 2027, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the two Class I nominees named below, each of whom is currently serving as a Class I director, be elected as a Class I director for a three-year term expiring at the 2028 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal. Each director will be elected by a plurality of the votes present and entitled to vote at the Annual Meeting, which means that the two individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.

Shares represented by proxies will be voted “FOR” the election of each of the nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes for the election of directors.

Each person nominated for election has agreed to serve if elected, and management and the board of directors have no reason to believe that either nominee will be unable to serve. If, however, prior to the Annual Meeting, the board of directors should learn that either nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the board of directors. Alternatively, the proxies, at the board of director’s discretion, may be voted for no nominees as a result of the inability of either nominee to serve.

There are no family relationships among our directors and executive officers.

Our board of directors recommends a vote FOR the election of Deborah Diaz and Fred Diaz.

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INFORMATION ABOUT OUR BOARD OF DIRECTORS AND NOMINEES

Director Nominees
The nominees and their ages, occupations, and length of service on our board of directors as of the Record Date, are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

NAME	AGE	POSITION	DIRECTOR SINCE
Deborah Diaz(1)(2)	67	Director	September 2021
Fred Diaz(2)(3)(4)	59	Director	September 2021

(1)	Chair of the nominating and corporate governance committee
(2)	Member of the audit committee
(3)	Chair of the compensation committee
(4)	Lead independent director

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DEBORAH DIAZ DIRECTOR AGE: 67 DIRECTOR SINCE: September 2021 COMMITTEES: Nominating and Corporate Governance (Chair) Audit
Ms. Diaz has served as a member of our board of directors and audit committee and as the Chair of the nominating and corporate governance committee since September 2021. As CEO and VC Advisor of Catalyst ADV, Ms. Diaz manages a strategic growth advisory firm specializing in business transformation, innovative technologies, advanced manufacturing and strategic partnerships since December 2016. Ms. Diaz served as National Aeronautics and Space Administration’s (“NASA”) Chief Technology Officer and Deputy Chief Information Officer from November 2009 to October 2016, where she was responsible for NASA’s global system infrastructure, technology pilots, and risk management. From January 2007 to November 2009, Ms. Diaz served as Deputy Chief Information Officer for the United States Patent and Trademark Office. From October 2002 to January 2007, Ms. Diaz was the Senior Technical Advisor to create the U.S. Department of Homeland Security and also the Chief Information Officer for Science and Technology. Ms. Diaz brings decades of experience with industry and international organizations overseeing large operational staffs and budget, ESG implementation, and global business joint ventures. Ms. Diaz currently serves on the board of directors of Section IO and on the advisory board of directors of Equinix and Intel Corporation. Ms. Diaz formerly served on the board of directors of Dell Technologies GAB, Forcepoint EAB, Battle Resource Management, Inc., Intelvative, Inc., eKuber Ventures, Lincolnia LLC and ZeroAvia Inc.

SKILLS & EXPERIENCE
Ms. Diaz is National Association of Corporate Directors “Directorship” and Directors Academy “Board Director” certified. She holds an M.S. in International Business from Colorado State University and B.S. in Business Administration from Stonehill College. Ms. Diaz is also a licensed single engine pilot. We believe that Ms. Diaz’s broad experience working with innovative technologies and leadership in multiple high-risk market evolutions in both the private sector and government qualify her to serve on our board.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS
–    Primis Financial Corp.

2025 Proxy Statement 22

FRED M. DIAZ LEAD INDEPENDENT DIRECTOR AGE: 59 DIRECTOR SINCE: September 2021 COMMITTEES: Compensation (Chair) Audit
Mr. Diaz has served as a member of our board of directors since September 2021. Mr. Diaz served as President, CEO and Chairman of the Board of Mitsubishi Motors North America from April 2018 to April 2020. Before that, Mr. Diaz served as General Manager in Charge, Performance Optimization Global Marketing and Sales of Mitsubishi Motors Corporation in Japan, from July 2017 to April 2018. From April 2013 to July 2017, Mr. Diaz served in a number of roles for Nissan Motor Corporation, including Division Vice President & General Manager—North American Trucks and Light Commercial Vehicles, Sr. Vice President Sales, Marketing, Product Planning and Operations, and Division Vice President, Sales, Marketing, Product Planning and Parts & Service. Mr. Diaz also served in several roles for Fiat Chrysler Automobiles from 2004 to 2013, including President and CEO Ram Truck Brand, President and CEO Chrysler Mexico, Head of National Sales and National Director of Marketing Communications.

SKILLS & EXPERIENCE
Mr. Diaz holds a B.S. in Business Administration and Management with a Minor in Psychology from Texas Lutheran University and an M.B.A. from Central Michigan University. We believe that Mr. Diaz’s executive experience in various CEO and C-suite leadership roles as well as his robust sales, marketing, operations and product planning background in the automotive industry qualify him to serve on our board.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS
–    Valero Energy Corporation
–    Smith & Wesson Brands, Inc.
–    Site One Landscape Supply Inc. (f/k/a as John Deere Landscapes LLC)

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Continuing Directors
The following is biographical and certain other information for each of our continuing directors as of the Record Date.

NAME	AGE	POSITION	CLASS	DIRECTOR SINCE
Barbara Pilarski(1)	61	Director	Class II	January 2022
Maria Pinelli(2)(3)	62	Director	Class II	September 2021
Michael Spellacy(1)	53	Director	Class II	September 2021
Adam Goldstein	45	Director	Class III	September 2021
Oscar Munoz(3)	66	Director	Class III	September 2021

(1)	Member of the nominating and corporate governance committee
(2)	Chair of the audit committee
(3)	Member of the compensation committee

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ADAM GOLDSTEIN FOUNDER, CEO AND DIRECTOR AGE: 45 DIRECTOR SINCE: September 2021 COMMITTEES: None
Mr. Goldstein is Archer’s founder and serves as our CEO. From September 2021 to April 2022, Mr. Goldstein served as our Co-CEO and Co-Chairperson of our board of directors. Prior to the go-public transaction, Mr. Goldstein served as the President and CEO of Archer and a member of its board of directors. Prior to founding Archer, Mr. Goldstein also co-founded and led Vettery from November 2012 to December 2019. Before Vettery, Mr. Goldstein served as Co-Managing Partner of Minetta Lane Capital Partners from March 2011 to August 2012. From February 2011 to November 2019 Mr. Goldstein served as Portfolio Manager at Plural Investments and from September 2005 to October 2009 Mr. Goldstein served as a Senior Analyst at Cedar Hill Capital Partners. Mr. Goldstein currently serves on the board of trustees of the Museum of American Finance.

SKILLS & EXPERIENCE
Mr. Goldstein holds a B.S. in Business Administration from the University of Florida and an M.B.A. from NYU Stern School of Business. We believe that Mr. Goldstein’s role as co-founder and Chief Executive Officer and his extensive insight into Archer qualify him to serve on our board.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS
–    None

OSCAR MUNOZ DIRECTOR AGE: 66 DIRECTOR SINCE: September 2021 COMMITTEES: Compensation
Mr. Munoz has served as a member of our board of directors since September 2021. Mr. Munoz served as Chairman and CEO of United Airlines from September 2015 to May 2021. He also served as a member of the board of directors of United Continental Holdings, Inc. from October 2010 to June 2021. Before joining United’s executive team, Mr. Munoz served in several roles at CSX Corporation from May 2003 to September 2015, including President, COO, CFO, and Executive Vice President. Mr. Munoz previously served on the board of directors of Continental Airlines, Inc. from May 2004 until its acquisition by United Airlines in October 2010. From January 2001 to April 2003, Mr. Munoz served as CFO of Consumer Services at AT&T. Before that, Mr. Munoz served as SVP of Finance and Administration at U.S. West from July 1997 to December 2000. Mr. Munoz also served in various leadership roles for The Coca-Cola Company from June 1986 to June 1997 and for PepsiCo from June 1982 to June 1986. Mr. Munoz currently serves on the board of directors of Univision Communications Inc. as well as an independent trustee on Fidelity Investments’ Equity & High-Income Fund. Mr. Munoz also currently serves on the board of trustees of the University of Southern California and The Brookings Institution.

SKILLS & EXPERIENCE
Mr. Munoz holds a B.A. in Finance and Strategy from USC’s Marshall School of Business and an MBA from Pepperdine University. We believe that Mr. Munoz’s deep understanding of the airline and transportation industries and executive experience at complex multi-national businesses qualify him to serve on our board.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS
–    CBRE Group, Inc.
–    Salesforce.com, Inc.

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BARBARA PILARSKI DIRECTOR AGE: 61 DIRECTOR SINCE: January 2022 COMMITTEES: Nominating and Corporate Governance
Ms. Pilarski has served as a member of our board of directors since January 2022. Ms. Pilarski currently serves as Global Head of Business Development at Stellantis, a position she has occupied since March 2021. Prior to joining Stellantis, Ms. Pilarski was employed at FCA US LLC (“FCA”) since 2009, having served as Head of Business Development for the North America region from March 2019 to February 2021, Head of Human Resources for the North America region from September 2017 to March 2019, and Head of Business Development for the North America region from June 2009 to September 2017. Prior to her employment at FCA, Ms. Pilarski served in various business development and finance positions within Chrysler LLC, DaimlerChrysler Corporation, and Chrysler Corporation since September 1985. Ms. Pilarski is the Executive Sponsor of the Stellantis Women’s Business Resource Group, which is dedicated to pursuing the professional development and advancement of female employees. Mrs. Pilarski currently serves on the board of directors of Corewell Health.

SKILLS & EXPERIENCE
Ms. Pilarski has a B.S. in Business Administration from Wayne State University and an M.B.A. from the University of Michigan. We believe that Ms. Pilarski’s leadership and business development roles at international companies and extensive experience in transportation and manufacturing qualify her to serve on our board.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS
–    None

MARIA PINELLI DIRECTOR AGE: 62 DIRECTOR SINCE: September 2021 COMMITTEES: Audit (Chair) Compensation
Ms. Pinelli has served as a member of our board of directors since September 2021. Ms. Pinelli has served as the Chief Executive Officer of Strategic Growth Advisors, LLC since December 2020. From July 2017 to December 2020, Ms. Pinelli led Ernst & Young LLP’s (“EY”) Consumer Products and Retail sector. From July 2011 to June 2017, Ms. Pinelli was a Global Vice Chair of EY and led EY’s Global Strategic Growth Business unit with a focus on serving entrepreneurs, private and public companies poised for exponential growth. During the same period, she also served as EY’s Global IPO Leader, helping clients prepare for the public markets including initial public offering readiness, Sarbanes-Oxley Act compliance and how to manage stakeholder expectations. Prior to leading this global business of EY, Ms. Pinelli was EY’s Americas Director of Strategic Growth Markets from 2006 to 2011. She has led more than 20 IPOs in four different countries, more than 25 M&A transactions worldwide and speaks fluently on the capital markets, and has testified as an expert before the U.S. Financial Services Committee.

SKILLS & EXPERIENCE
Ms. Pinelli holds a B.Com. in Commerce from McMaster University and is a CPA in the United Kingdom and Canada. We believe that Ms. Pinelli is well-qualified to serve on our board due her international business and leadership roles, professional experience in the areas of finance, accounting, and audit oversight and her extensive experience in advising growth companies.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS
–    Globant S.A.
–    International Game Technology PLC

2025 Proxy Statement 26

MICHAEL SPELLACY DIRECTOR AGE: 53 DIRECTOR SINCE: September 2021 COMMITTEES: Nominating and Corporate Governance
Mr. Spellacy has served as a member of our board of directors since September 2021. Mr. Spellacy has served as Managing Director of Alvarez & Marsal, LLC since June 2023. From October 2020 to June 2023, Mr. Spellacy served as CEO and director of Atlas Crest Investment Corporation. He served as a Senior Managing Director at Accenture plc (“Accenture”) from December  2017 to October 2020 and as Global Industry Leader of Accenture Capital Markets business overseeing Accenture’s Asset Management, Wealth Management and Investment and Trading businesses. Prior to Accenture, Mr. Spellacy was a Senior Partner, Asset and Wealth Management, at PricewaterhouseCoopers LLP from 2015 to 2017 and prior to that role, Mr. Spellacy was a Partner at Broadhaven Capital, an industry leading independent investment bank and private equity investor servicing the financial services and technology sectors from 2013 to 2015. Prior to Broadhaven, Mr. Spellacy was a Senior Executive, Management Committee Advisor at Bridgewater Associates, a widely recognized asset manager from 2009 to 2013. Prior to Bridgewater, Mr. Spellacy was a Partner and Managing Director at the Boston Consulting Group from 2003 to 2009 where he helped guide the firm’s global Alternative Investments Practice providing strategic business advisory services to global asset managers, sovereign wealth funds and asset owners. Mr. Spellacy’s extensive experience in technology and capital markets, as well as a public company director, qualifies him to serve on our board.

SKILLS & EXPERIENCE
Mr. Spellacy received his B.S. in Economics from the London School of Economics and MBA from the University of Hartford. We believe that Mr. Spellacy’s deep investing and capital markets expertise, along with his extensive management experience qualify him to serve on our board.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS
–    Enfusion, Inc.

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2 RATIFICATION OF APPOINTMENT OF INDEPENDENT THE REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2025 and recommends that stockholders vote for ratification of such selection. The ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and voting affirmatively or negatively on the proposal. In the event that PwC is not ratified by our stockholders, the audit committee will review its future selection of PwC as our independent registered public accounting firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

PwC audited our financial statements for the fiscal year ended December 31, 2024. Representatives of PwC are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions. PwC has served as our independent registered public accounting firm since 2020.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, PwC will periodically rotate the individuals who are responsible for our audit. During the fiscal years ended December 31, 2024 and 2023, fees for services provided by PwC were as follows:

	FISCAL YEAR ENDED 12/31/24($)	FISCAL YEAR ENDED 12/31/23 ($)
Audit Fees (1)	2,423,000	2,814,109
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	2,000	900
Total Fees	2,425,000	2,815,009
(1) “Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements and the effectiveness of our internal control over financial reporting; the review of our quarterly consolidated financial statements; comfort letters, consents and assistance with and review of documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States). The total amounts in 2024 reflected in this row includes: (i) $1,828,000 in fees for professional services rendered for the audit and review of our financial statements in connection with our required periodic filings and (ii) $595,000 in fees for professional services rendered in connection with financial statements incorporated in registration statements and capital markets transactions. and the total amounts in 2023 reflected in this row includes: (i) $2,489,109 in fees for professional services rendered for the audit and review of our financial statements in connection with our required periodic filings and (ii) $325,000 in fees for professional services rendered in connection with financial statements incorporated in registration statements and capital markets transactions.

(2) “All other fees” include fees for services other than the services reported in audit fees, audit-related fees, and tax fees.

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POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee’s policy is to pre-approve all audit, review and attest services, as well as all permitted non-audit services performed by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm, and the fees for the services to be performed. These services may include audit services, audit-related services, tax services, and other non-audit services. In addition, the audit committee has established procedures by which the audit committee may delegate pre-approval authority to one or more of its members, including its chairperson. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All of the services relating to the fees described in the table above were approved by our audit committee.

Our board of directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

2025 Proxy Statement 29

3 ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding advisory vote on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote and gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement. Approval, on a non-binding advisory basis, of the compensation of our named executive officers will be obtained in the number of votes cast “FOR” the proposal exceeds the number of votes “AGAINST” the proposal.

Stockholders are urged to read the section titled “Executive Compensation,” which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our compensation committee and board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Executive Compensation section, the compensation tables and narrative discussion and the other related disclosures.”

As an advisory vote, this proposal is not binding. However, our board of directors and compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Our board of directors recommends a vote FOR the advisory vote approving the compensation of our named executive officers.

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4 APPROVAL OF ISSUANCE OF CLASS A COMMON STOCK PURSUANT TO STELLANTIS SUBSCRIPTION AGREEMENT

Background and Reasons for Seeking Stockholder Approval
On December 11, 2024, we entered into the Stellantis Subscription Agreement with Stellantis pursuant to which we agreed to sell and issue to Stellantis in a private placement an aggregate of 751,879 shares of our Class A common stock at a purchase price of $6.65 per share. The issuance of the shares of Class A common stock pursuant to the Stellantis Subscription Agreement was conditioned upon stockholder approval of such issuance.

We intend to use the net proceeds from the issuance of shares of Class A common stock pursuant to the Stellantis Subscription Agreement for the joint development of an aircraft for defense applications with Anduril and other general corporate purposes to support our continued commercialization, including the ramp up of our manufacturing and test facilities and planned operational infrastructure. We currently intend to issue the shares of Class A common stock pursuant to the Stellantis Subscription Agreement on or about July 6, 2025 if this proposal is approved.

Because our Class A common stock is listed on the NYSE, we are subject to the NYSE’s rules and regulations. Section 312.03 of the NYSE Listed Company Manual requires stockholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of related transactions, subject to certain exceptions, in which:

(a)
the common stock or securities convertible into or exercisable for common stock are issued to a director, officer, a controlling shareholder or member of a control group or any other substantial security holder of the company that has an affiliated person who is an officer or director of the Company (each an “Active Related Party”) if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either (i) one percent of the number of shares of common stock or (ii) one percent of the voting power outstanding before the issuance (the “NYSE Active Related Party Cap”);

(b)
(i) the common stock to be issued has (or will have upon issuance) voting power equal to or in excess of (i) 20% of the company’s outstanding voting power, or (ii) the number of shares of common stock to be issued is (or will be upon issuance) equal to or greater than 20% of the company’s outstanding common stock, in each case determined before such issuance (the “NYSE 20% Cap”); or

(c)	the issuance will result in a change of control of the company (the “NYSE Change of Control Provision”).

The approval of the Company’s stockholders is required because Stellantis may be deemed to be an Active Related Party and the shares of Class A common stock to be issued to Stellantis pursuant to the Stellantis Subscription Agreement may exceed the NYSE Active Related Party Cap. In addition, although the NYSE rules do not define “change of control,” the issuance of the shares of Class A common stock pursuant to the Stellantis Subscription Agreement may be deemed to trigger the NYSE Change of Control Provision.

Accordingly, our board of directors is seeking the approval to authorize the issuance of the shares of Class A common stock pursuant to the Stellantis Subscription Agreement (the “Stellantis Share Issuance Proposal”).

2025 Proxy Statement 31

Interests of Certain Persons
Under the 2023 Forward Purchase Agreement, Stellantis has the right to nominate one individual for election to our board of directors as a Class II director at the 2023 annual meeting of our stockholders through the date of our annual meeting of stockholders to occur in 2026 (which initial designee shall be Barbara Pilarski, who currently serves as a Class II director on the board of directors and who was nominated by our board of directors for election at our 2023 annual meeting of stockholders) and, so long as Stellantis or its affiliates beneficially own shares of Class A common stock equal to at least 12.5% of our outstanding shares of Class A common stock, will have the right to continue to nominate one individual for election to the board of directors as a Class II director at our annual meeting of stockholders to occur in 2026 through the date of our annual meeting of stockholders in 2029. We expect that in connection with the definitive documentation related to the planned contract manufacturing relationship with Stellantis, Stellantis and/or its affiliates will be granted the right, so long as Stellantis or its affiliates beneficially own shares of Class A common stock equal to at least 12.5% of our outstanding shares of Class A common stock, to continue to nominate an individual for election to our board of directors at our annual meeting of stockholders to occur in 2029 through the date of our annual meeting of stockholders in 2032.

Impact of Issuance of Shares to Stellantis and Its Affiliates on Existing Stockholders
If this proposal is adopted, the issuance of the shares of Class A common stock pursuant to the Stellantis Subscription Agreement would result in dilution to our existing stockholders, and would afford our existing stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.

Our board of directors recommends a vote FOR the issuance of Class A common stock to Stellantis pursuant to the Stellantis Subscription Agreement.

2025 Proxy Statement 32

REPORT OF THE AUDIT COMMITTEE

The information contained in this report is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

The principal purpose of the audit committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The audit committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The audit committee’s function is more fully described in its charter. Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP (“PwC”), our independent registered public accounting firm for the fiscal year ended December 31, 2024, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

Our audit committee has reviewed and discussed with our management and PwC our audited consolidated financial statements for the fiscal year ended December 31, 2024. Our audit committee has also discussed with PwC the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding required “Communications with Audit Committees.” Our audit committee has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our audit committee concerning independence and has discussed with PwC its independence from us.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the U.S. Securities and Exchange Commission.

Members of our audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained the appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s consideration and discussions do not assure that the audit of the company’s consolidated financial statements have been carried out in accordance with the standards of the PCAOB, that the consolidated financial statements are presented in accordance with the accounting principles generally accepted in the United States and that PwC is in fact “independent.”

SUBMITTED BY THE AUDIT COMMITTEE
Maria Pinelli, Chairperson
Deborah Diaz
Fred M. Diaz

2025 Proxy Statement 33

EXECUTIVE OFFICERS

The names of our executive officers, their ages as of the Record Date and their positions are shown below.

NAME	AGE	POSITION
Adam Goldstein	45	Founder, CEO and Director
Mark Mesler	57	Chief Financial Officer
Priya Gupta	42	Acting Chief Financial Officer
Eric Lentell	45	General Counsel and Secretary
Tom Muniz	40	Chief Technology Officer
Tosha Perkins	43	Chief People and Partnerships Officer

Our board of directors chooses executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers. For information regarding Mr. Goldstein, please refer to “Proposal No. 1—Election of Directors.”

MARK MESLER
Mr. Mesler has served as our Chief Financial Officer since February 2022 and has been on medical leave since September 2024. Prior to joining Archer, Mr. Mesler served as the Chief Financial Officer of Volansi Inc., an aerial logistics and drone company, from November 2020 to January 2022, as Vice President of Finance for Bloom Energy, Inc., a company producing solid oxide fuel cells, from August 2009 to November 2020, and in various other finance roles from January 1991 through August 2009. Mr. Mesler has a B.S. in Finance from Penn State University and an M.B.A. from Carnegie Mellon University’s Tepper School of Business.

PRIYA GUPTA
Ms. Gupta has served as Acting Chief Financial Officer since September 2024 and has served in her role as Vice President of Finance since April 2022. Prior to Archer, Ms. Gupta was at Volansi, Inc., an aerial logistics and drone company, from June 2021 to April 2022, where she last served as the Vice President of Finance. From September 2011 through to her joining Volansi, Inc., Ms. Gupta held progressively more senior finance roles, including Director of Finance, at Bloom Energy Corporation, a company manufacturing and marketing solid oxide fuel cells that produce electricity on-site. Ms. Gupta holds a B.A. in Economics from Delhi University and a M.B.A. from Purdue University Daniels School of Business.

ERIC LENTELL
Mr. Lentell has served as our General Counsel since April 2024. Prior to being promoted into this role, he served as our Deputy General Counsel from when he joined the Company in June 2021 to March 2024. Prior to joining Archer, Mr. Lentell served as a Director of Legal at Google LLC where he oversaw the legal matters related to Fitbit’s products and services. Mr. Lentell’s time at Google LLC was a result of Google LLC’s acquisition of Fitbit, Inc. where Mr. Lentell served in roles with progressively more responsibility over his seven-year tenure with him serving as Vice President, Deputy General Counsel at the time of the acquisition. Prior to Fitbit, Mr. Lentell was a member of the legal departments at VeriFone, Inc. and Dish Network LLC. Mr. Lentell holds a B.S. in Information Systems and a J.D. from the University of Colorado Boulder.

2025 Proxy Statement 34

TOM MUNIZ
Mr. Muniz has served as our Chief Technology Officer since March 2024 and previously served as our Chief Operating Officer from March 2021 to March 2024. Before being promoted to Chief Operating Officer, Mr. Muniz served as our Vice President of Engineering from December 2019 through February 2021. From July 2019 to December 2019, Mr. Muniz served as Vice President of Engineering at Wisk, an eVTOL company. From January 2011 to July 2019, Mr. Muniz served in a variety of roles at Kitty Hawk, an eVTOL company, including Lead Engineer, Battery Systems Group, Director of Subsystems Engineering, and VP Engineering. From May 2009 to December 2010, Mr. Muniz served as an Aerospace Engineer at Desktop Aeronautics, Inc., a developer of aeronautics software. Mr. Muniz holds a B.S. in Mechanical Engineering from the University of California, Berkeley and an M.S. in Aeronautics and Astronautics from the University of Washington.

TOSHA PERKINS
Dr. Perkins has served as our Chief People and Partnerships Officer since April 2023 and previously served as Chief People Officer between June 2021 to April 2023. Prior to joining Archer, Dr. Perkins served as the Senior Vice President and Chief Human Resources Officer of McDermott International, Inc., a global engineering, procurement, construction and installation company (“McDermott”), from January 2020 to September 2020. Prior to that, she served as McDermott’s Vice President of Human Resources from July 2019 to January 2020 and as McDermott’s Vice President of Talent & Organizational Development from May 2018 to June 2019. Previously, she served as: Senior Director, Talent & Organizational Development for CB&I Inc., an engineering, procurement, and construction company, from June 2016 to May 2018; Client Service Lead for Slalom, a management consulting firm, from September 2014 to September 2016; and several other positions of increasing responsibility in the consulting industry. Dr. Perkins holds a B.S. in psychology from Texas State University and a Ph.D. from Alliant International University in industrial/organizational psychology.

2025 Proxy Statement 35

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis. Based on this review and discussion, the compensation committee recommended to the board of directors that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the Annual Meeting.

Submitted by the Compensation Committee

  Fred Diaz, Chairperson
Oscar Munoz
Maria Pinelli

2025 Proxy Statement 36

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Our named executive officers (“NEOs”) for 2024 were:
–	Adam Goldstein, our CEO;
–	Mark Mesler, our Chief Financial Officer(1);
–	Priya Gupta, our Acting Chief Financial Officer(2);
–	Eric Lentell, our General Counsel
–	Tom Muniz, our Chief Technology Officer; and
–	Tosha Perkins, our Chief People and Partnerships Officer.
(1) Mr. Mesler took a medical leave of absence in September 2024.
(2) In connection with Mr. Mesler’s leave of absence, Ms. Gupta has served as Acting Chief Financial Officer since September 2024.
BUSINESS HIGHLIGHTS
During 2024, we significantly progressed on key milestones, including advancing our commercialization efforts, completing transition flight with our Midnight aircraft, and navigating regulatory challenges. Our management’s leadership in financial discipline, business development, and operational execution have strengthened the company’s position. Highlights of the Company’s accomplishments include:
Certification Progress. Throughout the year, we continued to advance our certification program with the FAA and are currently in the fourth phase where we are focused on preparation for piloted aircraft. To date, we have obtained the Part 141 Pilot Academy certificate, Part 135 Air Carrier & Operator certificate and Part 145 Air Agency certificate. We also continued to work with international regulators, including the General Civil Aviation Authority in the UAE, to determine and meet the requirements for us to operate our Midnight aircraft in these countries.
Business Diversification. In December 2024, we announced the launch of Archer Defense that is planned to focus on developing next generation aircraft and related technologies for defense applications. In February 2025, we unveiled our “Launch Edition” program which creates a playbook to deploy our Midnight aircraft commercially to early adopter markets in advance of FAA type certification.
Manufacturing Buildout and Commercialization. In December 2024, we completed construction of our high-volume manufacturing facility, ARC, in Georgia. We continued to work with aviation authorities, countries, cities and strategic partners in select locations globally to build out UAM networks with our Midnight aircraft.
Financial Management. We successfully raised over $600 million in gross proceeds in two equity offerings in 2024 to fund our future growth and operations. At the same time, we continued to exert strict financial discipline and managed the Company’s budget within a targeted range.
Total Shareholder Return. Our one-year and three-year annualized total shareholder return (“TSR”) through the end of 2024 was 58.8% and 17.3%, respectively.

2025 Proxy Statement 37

EXECUTIVE COMPENSATION HIGHLIGHTS
Our executive compensation program aims to motivate our people to perform at a consistently high level and rewards contributions that deliver outstanding results. Key highlights of our 2024 executive compensation program include:

Performance-based Bonus: 2024 bonuses were focused on strategic milestones designed to drive long-term stockholder value. Bonuses were paid according to the plan’s formulaic funding, with no discretionary adjustments.

Long-Term Incentives: Beginning in 2024, performance-based RSUs (“PSUs”) were added as a key component of our NEOs’ compensation program, making up 50% of our NEOs’ annual equity awards.
Stockholder Alignment: PSUs goals in 2024 focused on relative total shareholder return to ensure that our executives’ interests are aligned with the long-term view of our stockholders.

COMPENSATION PHILOSOPHY AND OBJECTIVES
We have designed an executive compensation program to attract, motivate and reward our leaders, whose skills, knowledge and performance are crucial to meeting our ambitious goals. The overall objective of our executive compensation program is to link executive compensation to the Company’s performance and to motivate our leaders to make a long-term commitment to our success. As a development stage company with no revenue to date, our focus has been to link executive compensation with our operational performance, including product and service development, financial discipline, manufacturing, and commercialization. We emphasize long-term performance, retention, and alignment between the interests of our NEOs and those of our stockholders by allocating a significant portion of our NEOs’ compensation to long-term equity awards.
We structure compensation to our NEOs to be market competitive against other companies in our industry and geographic location, while encouraging the achievement of strong overall results, particularly ambitious long-term strategic and operational objectives.

NON-BINDING ADVISORY SAY ON PAY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an annual advisory non-binding say on pay vote to approve the compensation of our NEOs. In 2024, stockholders indicated their support for our executive compensation programs with 99.6% of the votes cast in favor of the say-on-pay proposal. Our compensation committee reviewed the results of the advisory vote and believes that our stockholders, through this advisory vote, generally support our compensation philosophy and principles. Our compensation committee will continue to consider the outcome of our say on pay votes and our stockholder views when making compensation decisions for our NEOs.
COMPENSATION GOVERNANCE POLICIES AND PRACTICES
We endeavor to maintain compensation policies and practices that are consistent with sound governance standards. We believe it is important to provide competitive compensation packages and a high-quality work environment in order to hire, retain and motivate key personnel. Our compensation committee, with the advice and support of the Company’s independent compensation consultant as well as the Company’s management team, evaluates our executive compensation program on an ongoing basis to ensure that it is consistent with our short-term and long-term goals given the nature of the market in which we compete for key personnel. The following summarizes certain executive compensation practices that were in effect in 2024 which we have implemented to drive performance.

Long-term “at-risk” performance-based compensation
A portion of each of the equity awards granted to our NEOs as annual refresh grants were PSUs and therefore “at risk,” dependent on relative total stockholder return, to align the interests of our executives with our stockholders.

Annual executive compensation review	Our compensation committee conducts an annual review and approval of our compensation strategy, including a review of our compensation peer group used for comparative purposes.

2025 Proxy Statement 38

Independent compensation consultant	Our compensation committee engaged its own independent consultant, FW Cook that performs no other services for the Company other than services for the compensation committee.
Minimal perquisites and special benefits
We provide limited perquisites and other personal benefits to our executives and certain senior employees. Other than a 401(k) plan, we do not provide any other retirement benefits to employees, including our NEOs. We do not provide pension, supplemental executive health or insurance benefits.

No tax gross-ups
We do not provide tax gross-ups for the limited perquisites provided to our NEOs. We do not provide any tax reimbursement payments (including “gross-ups”) on any tax liability that our executives might owe as a result of the application of Sections 280G or 4999 of the Internal Revenue Code (the “Code”).

No hedging and pledging	All employees, including our executive officers and members of our board of directors, are generally prohibited from hedging or pledging any Company securities or engaging in derivative transactions.
No “single-trigger” change-in-control arrangements
Our NEOs are not eligible for payments and benefits that are payable solely as a result of a change-in-control in the Company. All change-in-control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change-in-control of our Company plus an involuntary termination of employment before payments and benefits are paid). In addition, certain of our performance equity awards will convert to time-based vesting on a change-in-control.

Clawback arrangements	We have adopted a clawback policy that requires the disgorgement of certain amounts of erroneously awarded incentive-based compensation.
Annual compensation risk assessment	Our compensation committee oversees an annual risk assessment of our compensation programs.
Say-on-pay vote	We are holding an annual advisory vote on the compensation of our NEOs.
Equity granting policy	We maintain an equity granting policy, which is reviewed by the compensation committee annually.

ROLES OF THE COMPENSATION COMMITTEE, MANAGEMENT AND COMPENSATION CONSULTANT

Role of the Compensation Committee
The compensation committee is responsible for overseeing our compensation programs and policies, including our equity incentive plans. Our compensation committee comprises independent directors and operates under a written charter adopted and approved by our board of directors, under which our board of directors retains concurrent authority with our compensation committee to approve compensation-related matters.

Each year, the compensation committee reviews and approves compensation decisions as they relate to our NEOs and other executives, including our CEO. Our compensation committee assesses the performance of the Company and our executives, and reviews and approves our executive compensation elements, plans and policies, and is responsible for administering our equity incentive plans, including approving award grants under the plans.

2025 Proxy Statement 39

Role of the Management
In carrying out its responsibilities, our compensation committee works with members of our management, including our CEO and Chief People and Partnerships Officer. These members of management work with our compensation committee to develop an annual bonus plan based on metrics that contain appropriately rigorous goals and target levels.
At the compensation committee’s request, Mr. Goldstein provides input regarding the performance and compensation of the other NEOs. The compensation committee considers Mr. Goldstein’s evaluation and his direct knowledge of each NEO’s performance and contributions when setting compensation. Mr. Goldstein is not present during compensation committee deliberations or voting regarding his own compensation.

Role of Independent Compensation Consultant
The compensation committee has the authority under its charter to retain the services of one or more external advisors, including compensation consultants, legal counsel, accountants, and other advisors, to assist it in the performance of its duties and responsibilities.

During 2024, the compensation committee retained FW Cook as its independent compensation consultant to provide support and advisory services as it relates to our compensation program. FW Cook generally assists our compensation committee in analyzing executive compensation, and the compensation of the non-employee members of our board of directors. FW Cook provides support for our compensation committee by attending committee meetings, providing recommendations regarding the composition of our compensation peer group, analyzing competitive compensation data and formulating recommendations for executive and non-employee director compensation.

FW Cook performs no other services for us other than its work for the compensation committee. In connection with the compensation consultant services provided by FW Cook in 2024, our compensation committee assessed the definition of independence of FW Cook under the Dodd-Frank Act and other applicable SEC and stock exchange regulations and concluded that no conflict of interest exists.
Use of Competitive Market Data
We strive to attract and retain the most highly qualified executive officers in an extremely competitive market. Accordingly, our compensation committee believes that it is important when making its compensation decisions to be informed as to the competitive market for executive talent, including the current practices of companies that compete with us for talent and other comparable publicly traded companies.
The compensation committee, with the assistance of our independent compensation consultant, annually reviews and selects a peer group to use as a reference point for making executive compensation decisions. The peer group referenced by our compensation committee when setting 2024 compensation for our NEOs was selected after considering a number of factors, including:
●	market capitalization: between 0.25 to 4.0 times that of the Company
●	revenue: comparability across annual revenue, not exceeding $1 billion in the past four quarters
●	industry: high tech hardware and emerging technology companies

2025 Proxy Statement 40

In December 2023, the compensation committee selected and approved the following companies as the initial compensation peer group to be used as market context for 2024 NEO compensation decisions:

2024 Peer Group
Ambarella	Cohu	Power Integrations

Aurora Innovation	Impinj	QuantumScape

Bloom Energy	Joby Aviation	Rambus

Calix	Luminar Technologies	Shoals Technologies

ChargePoint	Novanta	Stem

In October 2024, we conducted a review of our compensation peer group and removed Novanta, Shoals Tech, Rambus and Power Integrations because their market capitalization was above the selected criteria and added LiveWire, Eve, Navitas Semiconductor, and Evolv Technologies to our compensation peer group because they met the defined selected criteria. The initial compensation 2024 peer group was used for setting 2024 salaries and for making equity grants for 2024. The peer group listed below will be used as market context for the purposes of determining 2025 NEO compensation decisions:

2025 Peer Group
Ambarella	Cohu	LiveWire

Aurora Innovation	Eve	Luminar Tech

Bloom Energy	Evolv Technologies	Navitas Semiconductor

Calix	Impinj	QuantumScape

ChargePoint	Joby Aviation	Stem

Our compensation committee intends to review the peer group annually and may consider supplemental information from other public companies and third-party surveys. Our compensation committee used the competitive market data derived from the compensation peer group as a reference in the course of its review and evaluation of our executive compensation program and in making decisions regarding executive compensation in 2024, but did not benchmark the compensation for our NEOs, to any particular level or against any specific member of the peer group.
Pay Determinations
Actual pay decisions for our NEOs are based on our compensation committee’s evaluation of various criteria, including an analysis of the competitive market data prepared by FW Cook, each NEO’s scope of responsibilities, prior and current performance, attainment of individual and company performance objectives, internal pay equity, labor market conditions, as well as our overall strategic business plan. Market data was used primarily as a reference point for measuring the competitive marketplace, and was one factor among others, used by our compensation committee in determining executive compensation. Other factors our compensation committee considers in making its executive compensation decisions include input from our CEO and Chief People and Partnerships Officer (except with respect to their own compensation), core responsibilities and criticality of role, past individual performance and expected future contributions, the vesting status and value of outstanding equity awards, and internal pay equity based on the impact of business and performance.

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ELEMENTS OF OUR COMPENSATION PROGRAM

Base Salary
Base salary is a competitive fixed element of compensation intended to attract and retain our executives, including our NEOs, and compensate them for their day-to-day efforts. Our compensation committee reviews base salaries on an annual basis taking into account each officer’s performance, prior base salary level, competitive market data, and breadth of role, among other factors. No NEO is entitled to any automatic base salary increases.

Performance-based Annual Cash Bonus
Our annual cash bonus is a performance-based, at-risk component of our NEOs’ compensation. Variable payouts are designed to motivate and reward our executives, including our NEOs, to perform to the best of their abilities and to achieve our corporate and the NEOs’ individual objectives.

Long-term Equity Awards
We use equity awards to incentivize and reward our executives (including our NEOs) for long-term corporate performance based on the value of our Class A common stock and, thereby, to align the interests of our executives with those of our stockholders. In 2024, we continued to grant time-based RSUs to our NEOs and began granting performance-based RSUs (vesting based on relative total stockholder return and subject to continued service to our NEOs).

Base Salary
In March 2024, our compensation committee reviewed and set the base salaries of our NEOs after considering the competitive market for executive talent, internal parity, individual performance and the roles and responsibilities of each of the NEOs. The following table sets forth the base salary for each of the NEOs in 2024 and 2023.

Name	2024	2023
Adam Goldstein	750,000	600,000
Mark Mesler	500,000	500,000
Priya Gupta	338,000	325,000
Eric Lentell	550,000	500,000
Tom Muniz	700,000	650,000
Tosha Perkins	550,000	500,000

2024 Performance-based Annual Cash Bonus Plan and Achievement
Each of our NEOs is eligible to earn an annual cash bonus under our 2024 Executive Bonus Plan. This performance-based annual bonus is designed to reward the achievement of annual corporate performance relative to pre-established goals, as well as individual performance, contributions and strategic impact. Each NEO has an annual bonus target that is a stated percentage of their base salary, which was set based on the scope and significance of each NEO’s role at the Company, as well as a review of market data.

The 2024 bonus plan was designed so that our CEO’s bonus was based 100% on the achievement of corporate objectives, while the other NEOs’ bonuses were weighted 50% on corporate performance and 50% on individual performance. This structure reflects our CEO’s ultimate accountability for corporate performance during the year, while other executives are both accountable for corporate performance, as well as performing their individual functions. The target bonus as a percentage of base salary is 100% for the CEO and 50% for the other NEOs. The target bonus for our Acting CFO Ms. Gupta for 2024 was 35%. The total achievable bonus payout is capped at 150% of each NEO’s target bonus.

2025 Proxy Statement 42

For 2024, the compensation committee approved certain corporate performance goals and their respective weightings, as set forth below. Our compensation committee believed that these goals were appropriate drivers for our business that focused our executives on advancing towards commercialization while maintaining operational efficiency, which enhances long-term stockholder value.

Weighting (%)	Corporate Goal Description
10	Manufacturing objectives
10	Flight test program objectives
10	FAA certification objectives
10	Commercialization objectives
10	Annual cash burn relative to board-approved budget
(1) Due to certain of the corporate goals relating to our product development, manufacturing ramp-up, and business operations, being closely tied to the Company’s business strategy or other confidential information of the Company, additional information that would otherwise be considered material regarding the performance goal targets under the 2024 Bonus Plan were not summarized above or herein in order to avoid competitive harm to the Company’s business (and ultimately to the Company’s stockholders) from such disclosures.

In the first quarter of 2025, our compensation committee reviewed our corporate performance against the 2024 stated goals and concluded that the corporate performance goals had been achieved at 70% of target. In the first quarter of 2025, our compensation committee reviewed our corporate performance against the 2024 stated goals and concluded that the threshold objective (50% of target) of the second corporate goal was achieved, the stretch objective (200% of target) for the fourth corporate goal was achieved and the target objective was achieved for the fifth corporate goal. The predetermined objectives for the first and third corporate goals were not met. As a result, corporate performance goals were achieved at 70% of target.

Individual NEO performance is based on agreed upon objectives for the year relating to each NEO’s team functions, leadership, and individual contributions to corporate performance goals. Our CEO recommended, and our compensation committee approved, achievement of 100% of each of our NEOs’ individual objectives for 2024, resulting in a payout of 85% of annual bonus target for each NEO. Our 2024 bonus payout for our CEO was:

Name	Base Salary ($)	Target Bonus (as % of base salary)	Corporate Performance (weighted 100%)	Actual Bonus ($)
Adam Goldstein	750,000	100	70	525,000

Our 2024 bonus payouts for our other NEOs were as follows:

Name	Base Salary ($)	Target Bonus (as % of base salary)	Corporate Performance (weighted 50%)	Individual Performance (weighted 50%)	Actual Bonus ($)
Mark Mesler (1)	500,000	50	70	100	146,311
Priya Gupta	338,000	35	70	100	100,555
Eric Lentell	550,000	50	70	100	233,750
Tom Muniz	700,000	50	70	100	297,500
Tosha Perkins	550,000	50	70	100	233,750
(1) Mr. Mesler went on temporary medical leave effective September 9, 2024 and his bonus was adjusted to reflect his length of service in 2024.

2025 Proxy Statement 43

The compensation committee may award bonuses in a particular year that are in excess of or below the target bonus amount based on its assessment of such executive officer’s performance and also annually evaluates the target bonus opportunity and, as part of such evaluation, at its discretion, may increase or decrease the annual bonus opportunity based on additional factors, such as individual and corporate performance. No such discretion was applied in 2024. In the first quarter of 2025, the compensation committee approved a one-time bonus of $57,790 to Ms. Gupta to reflect her interim salary and bonus for her time as Acting CFO from September 9, 2024 through the end of the year.

Long-term Equity Awards
Our compensation committee believes that long-term equity awards are a critical component of our executive compensation program that links the interests and risks of our executive officers with those of our stockholders. Long-term equity awards are an effective means for focusing our executive officers on driving increased stockholder value over a multi-year period and motivating them to remain employed with us. Consistent with this philosophy, a significant portion of our NEOs’ annual compensation is granted in the form of long-term equity incentives. In March 2024, we introduced performance-based equity grants as part of the annual equity grant for our NEOs, with 50% of NEO long-term incentives in time-based RSUs and 50% in performance-based RSUs.

Time-based RSUs
RSU awards with time-based vesting align the interests of our NEOs with the interests of our stockholders by promoting the stability and retention of a high-performing executive team over the longer term. In 2024, the compensation committee approved time-based RSU awards that vest in quarterly installments over four years.

Performance-based RSUs (PSUs)

2024 PSU Grants
In 2024, the compensation committee approved PSUs to align the interests of our NEOs and our stockholders by rewarding superior stockholder returns compared to the returns of the indexed companies in the S&P 600 (“Relative TSR”). The PSUs ensure that a significant portion of our NEOs’ equity compensation is contingent upon future outperformance compared to the Relative TSR.

Subject to the terms of the award agreements, between zero and 200% of the target number of PSUs are eligible to vest, depending on our Relative TSR percentile ranking for the performance period, as follows:

Relative TSR Percentile v. S&P 600 index	PSUs vesting as % of Target
90th percentile	200%
50th percentile	100%
25th percentile	50%

If our Relative TSR percentile ranking is above the 25th percentile and between the other levels shown in the table above, the portion of the PSUs that vest will be linearly interpolated between the two nearest vesting percentages. If the performance metric achievement is below the 25th percentile for any performance period, then no PSUs will be eligible to vest for such performance period. Relative TSR is measured over three discrete performance periods covering 12, 24, and 36 months, with one-third of the target PSUs eligible to vest each year.

If the Company’s absolute TSR is negative over a performance period, the total number of PSUs earned will be capped at 100%. This avoids paying out large awards despite outperforming the TSR peers if the Company’s stockholders do not earn a positive return.

2025 Proxy Statement 44

Relative TSR calculations for the Company and the indexed companies are measured based on the average closing share price for the twenty consecutive trading day period starting on the first and ending on the last days of the performance period, accounting for any dividends (which shall be assumed to be reinvested) and any stock splits.

In the event that one of our NEOs is terminated due to such NEO’s death or disability, then such NEO shall be pro-rated based on such NEO’s actual service to the Company during the performance period in which such termination occurs and the degree of vesting shall be based on a performance modifier of 100%.

In the event that one of our NEOs is terminated without cause or resigns for good reason, then, as to any then-ongoing performance period, the number of PSUs eligible to vest shall be pro-rated based on such NEO’s actual service to the Company during the performance period in which such termination occurs and such PSUs shall vest (if at all) based on the actual degree of achievement of the performance metrics for such performance period. Following such vesting, any PSUs for subsequent performance periods shall be forfeited.

In the event that a change in control occurs prior to the end of all performance periods, then a portion of the PSUs subject to any then-ongoing performance periods shall be eligible to vest following the closing of such change in control based on continued service with the acquirer through the end of the applicable performance periods. The number of PSUs eligible to vest shall be equal to the product of (i) the number of PSUs subject to the relevant performance periods and (ii) actual performance, calculated based on a truncated period ending on the closing date of the change in control, and using the price per share payable for the Company’s common stock in the change in control.

Any PSUs that become subject to time-based vesting following a Change in Control pursuant to the above shall be subject to full vesting acceleration on any subsequent termination of service: (1) without cause, (2) due to a resignation for good reason, (3) due to death or disability, in each case, subject to delivery of a release of claims. If an acquiring corporation refuses to assume, convert, replace or substitute the PSUs in connection with a change in control, then 100% of the PSUs that are then-outstanding and eligible to vest shall vest in full.

2024 CEO Equity Compensation
Beginning in February 2024, our compensation committee, with its legal counsel and independent compensation consultant, began evaluating our CEO equity compensation program to determine how to continue to incentivize Mr. Goldstein to focus on long-term stockholder value creation. The committee specifically acknowledged that Mr. Goldstein has shown extraordinary leadership in advancing the Company’s commercialization progress, executing on strategic milestones, and strengthening our balance sheet. Mr. Goldstein’s sole unvested equity grant is a performance-based RSU award granted to him as part of the consideration he negotiated for in the merger agreement that was entered into in February 2021 and that led to the Company going public  in September 2021 through a de-SPAC process.  This award, which we refer to as the 2021 Founder Grant is discussed in more detail below. The remaining unvested tranches are subject to challenging performance-based or stock price milestones as further discussed below in the section titled “2021 Founder Grant”.

In October 2024, the compensation committee decided to move forward with  providing an equity award similar to the program for the other NEOs. In line with the Company’s grant practices, the number of shares for the proposed PSU and RSU grants was determined using the average closing price of Class A common stock over the month of October 2024, with a minimum of $4.

Provision	Grant Structure	Rationale
Grant Mix	50% PSUs based on Relative TSR and 50% RSUs based on service	Mix of PSUs/RSUs balances performance risk, pay-for-performance philosophy, and retention
Vesting Period	RSU shares vest quarterly over 3-year period, PSU shares vest annually based on each of 1-year, 2-year and 3-year Relative TSR(1)	Three years is standard market practice and supports critical period for strategy execution
PSU Metric	Based on Relative TSR from grant date	Aligns interests with our stockholder interests
(1)
Mr. Goldstein has elected to defer any settlement of his RSUs and PSUs to calendar year 2029 ((or, if earlier, upon his “separation from service” (as defined under Section 409A of the Code), death, disability, a change in control of the Company, or an unforeseeable emergency (as defined under Section 409A of the Code)

2025 Proxy Statement 45

While it was initially determined that Mr. Goldstein’s 2024 equity awards would be granted in October 2024, at that time the Company was in preliminary discussions to raise additional capital and with Anduril Industries relating to a proposed strategic partnership (the “Transactions”). It was considered that the Transactions, when announced could have a material impact on the Company’s stock price and therefore impact the vesting of the contemplated equity awards for Mr. Goldstein. In light of these circumstances, our compensation committee, following the advice of its independent outside counsel, decided to delay the granting of Mr. Goldstein’s 2024 equity awards until after any announcement of the Transactions, which did not occur until December. The goal of having the grant date occur after the public announcement of the Transactions was, in part, to help ensure that our Class A common stock price used to calculate the Relative TSR performance of Mr. Goldstein’s 2024 PSUs under those equity awards would include any impact that the announcement could have.

The compensation committee finalized the equity grants to Mr. Goldstein on December 18, 2024. As required by the SEC’s rules, the grant value disclosed in the Summary Compensation Table is based on the closing stock price ($8.98) on the grant date, where the RSUs are valued based on the closing stock price and the PSUs are calculated using the closing stock price and a Monte Carlo simulation. Our compensation committee believes that the decision to award these grants to Mr. Goldstein was important to affirm his commitment to the Company’s long term success and to express the compensation committee’s recognition of his leadership and strategic accomplishments since 2021 (i.e., the last time he received any equity).

2024 Other NEO Annual Equity Grants
2024 annual equity awards for our other NEOs were granted in March 2024. Our compensation committee considered several factors when determining the size of our NEOs’ 2024 annual equity awards, including individual performance, internal equity, peer group data, retention value of current equity holdings, and the Company’s overall performance. Our compensation committee exercises its judgment and discretion, and also considers the recommendations from our CEO in setting awards for our other NEOs.

2021 Founder Grant
As part of the Company going public in September 2021, Mr. Goldstein received 20,009,224 PSUs (the “Founder Grant”) pursuant to the merger agreement that was entered into in February 2021. The Founder Grant vests for up to seven years following the Company’s listing date in four equal tranches subject to the achievement of the earlier to occur of a stock price milestone or a performance-based milestone, with each of the four tranches being subject to a unique set of milestones. The stock-based and performance-based milestones of the Founder Grant were constructed to incentivize outperformance and achievement of challenging and rigorous performance goals that increase long-term stockholder value. The performance-based milestone of the first tranche was achieved in September 2021 and the performance-based milestone for the second tranche was achieved in November 2024. Two tranches of this grant remain unvested and eligible to be earned.

2025 Proxy Statement 46

First Tranche of March 2024 PSU Grant Results
On March 26, 2025, Mr. Mesler, Mr. Lentell, Mr. Muniz and Dr. Perkins each vested in PSUs that were granted on March 26, 2024. Between zero and 200% of the target number of these performance-based RSUs were scheduled to vest based on Relative TSR percentile ranking for the applicable performance period, with a maximum 200% vesting for performance at or above the 90th percentile. For this performance period from March 26, 2024 to March 26, 2025, the Company was in the 98th percentile, which resulted in 200% of the target number of PSUs granted. The following officers received the PSUs as provided below:

Name	Number of PSUs (#)
Mark Mesler	63,612
Eric Lentell	95,420
Tom Muniz	95,420
Tosha Perkins	63,612

Other Compensation and Benefits
All NEOs are eligible for a taxable reimbursement for services from a certified financial planner, certified public accountant or similar professional for certain estate planning, tax preparation, and retirement planning services up to an annual maximum of $10,000. Our NEOs are also eligible to participate in our employee stock purchase plan, health and welfare programs, 401(k) plan and matching contributions and other compensation and benefit programs on the same basis as other employees; however, our compensation committee in its discretion may revise, amend, or add to these benefits.

As a member of our board of directors, our CEO is also eligible to defer a portion of his equity awards under the terms of the Director Equity Deferral Plan.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS
We have entered into at-will employment offer letters with each of our NEOs that were approved by the compensation committee and our board of directors. In addition, we provide each NEO with the opportunity to receive certain severance payments and benefits in the event of a termination of employment under certain circumstances, including in connection with a change of control. The compensation committee generally believes that the severance protection payments and benefits we offer are necessary to provide stability among our executive officers, serve to focus our executive officers on our business operations, and avoid distractions in connection with a potential change in control transaction or period of uncertainty.

For additional information on the employment arrangements and potential post-employment payments to our NEOs, see “Potential Payments Upon Termination or Change in Control” below.

INSIDER TRADING POLICY
We have established an Insider Trading Policy governing the purchase, sale and other dispositions of our securities that applies to all employees, our officers, non-employee directors and other covered persons. The Insider Trading Policy also provides that Archer will not transact in its own securities unless in compliance with U.S. securities laws. We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to Archer. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

EQUITY GRANTING POLICY
We maintain an equity granting policy, pursuant to which we grant equity awards on an annual basis and may grant equity awards on a discretionary basis in connection with certain events such as the commencement of employment, promotion or the closing of an acquisition. We do not grant awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

2025 Proxy Statement 47

COMPENSATION CLAWBACK
In November 2023, the compensation committee approved the executive clawback policy which applies to our Section 16 officers. Our clawback policy provides that if (i) the Company is required to restate its financial statements filed pursuant to the Exchange Act as a result of a material error in these financial statements, (ii) such restatement is due to the gross negligence or intentional misconduct of a clawback officer (as determined by the compensation committee), (iii) the amount of any incentive paid to or payable to such clawback officer that was determined based on the achievement of financial or operating results would have been less if such financial statements had been correct at the time of determination, and (iv) no more than three years have elapsed from the filing date of such financial statements upon which such incentive compensation was determined, then the Company shall recoup from such clawback officer an amount equal to such excess cash incentive compensation through such means as the compensation committee determines in accordance with the policy. A copy of our clawback policy is filed as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

COMPENSATION RISK ASSESSMENT
The compensation committee reviewed our executive and employee compensation programs to assess whether they encourage our employees to take excessive or inappropriate risks. After reviewing and assessing our compensation philosophy, policies and practices, including the mix of fixed and variable compensation, short-term and long-term incentive structures, overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, the compensation committee has determined that any risks arising from our compensation programs are not reasonably likely to have a material adverse effect on the Company.

TAX AND ACCOUNTING CONSIDERATIONS

Deductibility of Executive Compensation
Section 162(m) of the U.S. tax code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain covered current and former executive officers. While the compensation committee considers the income tax consequences of its compensation actions and decisions, it reserves the right to award compensation to executive officers, including our NEOs, even if the compensation will not be deductible for federal income tax purposes if it determines that doing so is in the best interests of the Company and its stockholders.

Accounting for Stock-Based Compensation
The compensation committee considers the potential accounting treatment in designing compensation plans and arrangements for our executive officers and other employees, including FASB ASC Topic 718, the standard which governs the accounting treatment of stock-based compensation awards. FASB ASC Topic 718 requires the Company to recognize the grant date fair value of all share-based payment awards to employees in our financial statements, including RSUs and PSUs that may be settled for shares of our Class A common stock. FASB ASC Topic 718 also requires us to recognize the compensation cost of our share-based payment awards in our income statement over the period that an employee, including our executive officers, is required to render service in exchange for the award (which, generally, will correspond to the award’s vesting schedule).

LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”). Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

–	any breach of the director’s duty of loyalty to us or our stockholders;
–	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
–	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
–	any transaction from which the director derived an improper personal benefit.

2025 Proxy Statement 48

Our amended and restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL, subject to limited exceptions, and allow us to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers and certain of our key employees, in addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws.

We believe that provisions of our amended and restated certificate of incorporation, amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified directors, officers and key employees. We also maintain directors’ and officers’ liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors or executive officers, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE
The below table provides information concerning compensation awarded to, earned by or paid to each of our NEOs for all services rendered in all capacities during the fiscal years in which such individuals were NEOs during the last three completed fiscal years.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)	STOCK AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	ALL OTHER COMPENSATION ($)(3)	TOTAL ($)
Adam Goldstein	2024	750,000	16,487,500	525,500	—	17,763,000
Chief Executive Officer	2023	600,000	—	393,750	10,000	1,003,750
	2022	600,000	—	600,000	—	1,200,000
Mark Mesler (4)	2024	500,000	1,121,185	146,311	15,250	1,782,746
Chief Financial Officer	2023	500,000	1,083,709	230,000	15,000	1,828,709
	2022	450,758	5,328,217	223,573	13,500	6,016,048
Priya Gupta (5)	2024	338,000	171,992	158,545	8,433	676,970
Acting Chief Financial Officer
Eric Lentell	2024	550,000	1,681,778	233,750	—	2,465,528
General Counsel
Tom Muniz	2024	700,000	1,681,778	297,500	8,775	2,688,053
Chief Technology Officer	2023	650,000	4,669,000	318,500	15,150	5,652,650
	2022	650,000	—	320,125	10,250	980,375
Tosha Perkins	2024	550,000	1,121,185	233,750	8,845	1,913,780
Chief People and Partnerships Officer

2025 Proxy Statement 49

(1) This column shows the grant date fair value for accounting purposes of the long-term equity awards granted to our NEOs. The grant date fair value for time-based RSUs is measured in accordance with FASB ASC 718 and based on the closing price of Archer’s common stock on the date of grant. The grant date fair value for performance-based RSUs is calculated using a Monte-Carlo model for each award on the date of grant, as determined under FASB ASC 718, based on the probable outcome of the performance condition as of the grant date.

(2) The annual bonus awards are based on the performance of the Company relative to predetermined strategic goals for the year and the performance of each individual NEO. The target payout amount for each NEO’s annual bonus payout opportunity for 2024 is shown in the table entitled “Grants of Plan-Based Awards - 2024.” Further descriptions of these amounts, including information regarding the impact of corporate and individual performance criteria are described above in the section entitled “2024 Performance-based Annual Bonus Plan and Achievement.”

(3) The amounts reported represent: (a) for Mr. Goldstein, taxable reimbursement of benefit, tax, and financial advisory services (“financial planning benefit”) of $10,000 in 2023, (b) for Mr. Mesler, company contributions under its 401(k) plan of $15,250 in 2024, $15,000 in 2023 and $13,500 in 2022, (c) for Ms. Gupta, company contributions under its 401(k) plan of $8,433 in 2024, (d) for Mr. Muniz, company contributions under its 401(k) plan of $11,500 in 2024, $11,250 in 2023 and $10,250 in 2022 and financial planning benefit of $3,900 in 2023 and (e) for Dr. Perkins, company contributions under its 401(k) plan of $8,845 in 2024.

(4) Mr. Mesler went on temporary medical leave effective September 9, 2024.
(5) Ms. Gupta was appointed our Acting Chief Financial Officer effective as of September 9. 2024.

GRANTS OF PLAN-BASED AWARDS IN 2024
The following table provides information regarding each grant of a plan-based award made to an NEO under any plan in the year ended December 31, 2024. No NEOs were granted stock options during the year ended December 31, 2024.

Name	Award Type	Grant Date	Estimated Future Payout Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payout Under Equity Incentive Plan Awards (#)		All Other Stock Awards: Number of Shares or Units (#)	Grant Date Fair Value of Stock Awards ($)(1)
			Target	Maximum	Threshold	Target	Maximum
Adam Goldstein	Cash incentive	-	750,000	1,125,000
	RSUs	12/18/24						750,000	6,712,500
	PSUs	12/18/24			-	750,000	1,500,000		9,775,000
Mark Mesler	Cash incentive	-	250,000	375,000
	RSUs	3/26/24						95,420	457,062
	PSUs	3/26/24			-	95,420	190,840		664,123
Priya Gupta	Cash incentive	-	200,000	300,000
	RSUs (2)	2/23/24						28,237	135,820
	RSUs	5/1/24						42,998	171,992
Eric Lentell	Cash incentive	-	275,000	412,500
	RSUs	3/26/24						143,130	685,593
	PSUs	3/26/24			-	143,130	286,260		996,185
Tom Muniz	Cash incentive	-	350,000	525,000
	RSUs	3/26/24						143,130	685,593
	PSUs	3/26/24			-	143,130	286,260		996,185
Tosha Perkins	Cash incentive	-	275,000	412,500
	RSUs	3/26/24						95,420	457,062
	PSUs	3/26/24			-	95,420	190,840		664,123
(1) The grant date fair value for time-based RSUs is calculated in accordance with FASB ASC 718 based on the closing price of the Company’s Class A common stock on the date of grant. The grant date fair value for performance-based RSUs is calculated using a Monte-Carlo model for each award on the date of grant, determined under FASB ASC 718. A discussion of the assumptions used in calculating these values for 2024 may be found in Note 9 - Stock Based Compensation included in the notes to the consolidated financial statements in our 2024 Annual Report on Form 10-K .

(2) Per the Company’s policy, employees receive their annual bonus in fully vested equity and this grant reflects the annual bonus payout to Ms. Gupta for 2023.

2025 Proxy Statement 50

OUTSTANDING EQUITY AWARDS AT FISCAL-YEAR END
The following table provides information with respect to all outstanding stock options and RSUs held by our NEOs as of December 31, 2024. See “Employment and Change in Control Agreements” and “Potential Payments Upon Termination or Change in Control” for information regarding the impact of certain employment termination scenarios on outstanding equity awards.

			Option Awards				Stock Awards
Name		Grant Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units or stock that have not vested ($)(1)	Number of unearned shares, units or other rights that have not vested (#)	Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Adam Goldstein	(2)	9/16/2021	-	-	-	-	-	-	10,004,612	97,544,967
	(3)	12/18/2024					750,000	7,312,500
	(4)	12/18/2024							750,000	7,312,500
Mark Mesler	(5)	4/11/2022	-	-	-	-	414,196	4,038,411	-	-
	(6)	5/1/2023					127,263	1,240,814
	(7)	3/26/2024					77,528	755,898
	(4)	3/26/2024							95,420	930,345
Priya Gupta	(8)	7/11/2022					48,712	474,942
	(9)	5/1/2024					32,247	314,408
Eric Lentell	(10)	12/8/2021	-	-	-	-	56,250	548,438	-	-
	(11)	8/18/2022					160,062	1,560,605
	(12)	5/1/2023					178,168	1,737,138
	(13)	3/26/2024					116,292	1,133,847
	(4)	3/26/2024	-	-	-	-			143,130	1,395,518
Tom Muniz	(14)	11/3/2020	-	144,621	0.15	11/2/2030	-	-	-	-
	(15)	5/1/2023	-	-	-	-	1,437,500	14,015,625	-	-
	(16)	3/26/2024					116,292	1,133,847	-	-
	(4)	3/26/2024							143,130	1,395,518
Tosha Perkins	(17)	4/11/2022					194,740	1,898,715
	(18)	5/1/2023					178,168	1,737,138
	(19)	3/26/2024					77,528	755,898
	(4)	3/26/2024							95,420	930,345

2025 Proxy Statement 51

(1) Dollar amounts shown are determined by multiplying the number of shares or units shown in the preceding column by $9.75, which was the fair market value of the Class A common stock on December 31, 2024, the last trading day of the year. The value provided assumes any relevant performance criteria are achieved.

(2) On September 16, 2021, pursuant to the 2019 Plan, Mr. Goldstein was granted a performance-based equity award consisting of RSUs settleable for 20,009,224 shares of Class B common stock. This award vests ratably in 1/4th increments upon approval by our compensation committee of the achievement of certain milestones over the seven-year period beginning on September 16, 2021.

(3) On December 18, 2024, Mr. Goldstein was granted a time-based RSU award settleable for 750,000 shares of Class A common stock, pursuant to the 2021 Plan. Subject to the terms of the award agreement, the time-based RSUs subject to this award have a three year vesting schedule, with 3/8 of the total award vesting on the date of the Annual Meeting and 1/16 of the total award vests quarterly thereafter. Once time-vested, the RSUs will be settled for shares of the Issuer’s Class A Common Stock during calendar year 2029 on a date to be determined by the Issuer.

(4) Subject to the terms of the award agreement, the PSUs subject to this award are scheduled to vest on the annual anniversary of the grant date, provided the applicable performance condition is satisfied. As described under “Executive Compensation—Compensation Discussion and Analysis,” in each case, between 0% and 200% of the target number of performance-based RSUs may vest depending on the Company’s Relative TSR compared to the other companies in the S&P 600 during each annual performance period of the three-year award term.

(5) Mr. Mesler was granted a RSU settleable for 1,325,427 shares of Class A common stock on April 1, 2022 pursuant to the 2021 Plan. The award has a four-year vesting schedule, with 1/4 vesting on March 1, 2023 and 1/16 of the total award vests quarterly thereafter, subject to his continued service with us.

(6) Mr. Mesler was granted a RSU settleable for 226,234 shares of Class A common stock on May 1, 2023 pursuant to the 2021 Plan. The award has a four-year vesting schedule, with 1/4 vesting on May 15, 2023 and 1/16 of the total award vests quarterly thereafter, subject to his continued service with us.

(7) Mr. Mesler was granted a RSU settleable for 95,420 shares of Class A common stock on March 26, 2024 pursuant to the 2021 Plan. The award has a four-year vesting schedule, with 1/16 vesting on May 15, 2024 and 1/16 of the total award vests quarterly thereafter, subject to his continued service with us.

(8) Ms. Gupta was granted a RSU settleable for 155,875 shares of Class A common stock on July 11, 2022 pursuant to the 2021 Plan. The award has a four-year vesting schedule, with 1/4 vesting on August 15, 2023 and 1/16 of the total award vests quarterly thereafter, subject to her continued service with us.

2025 Proxy Statement 52

(9) Ms. Gupta was granted a RSU settleable for 42,998 shares of Class A common stock on May 1, 2024 pursuant to the 2021 Plan. The award has a three-year vesting schedule, with 1/12 vesting on May 15, 2024 and 1/16 of the total award vests quarterly thereafter, subject to her continued service with us.

(10) Mr. Lentell was granted a RSU settleable for 300,000 shares of Class A common stock on December 8, 2021 pursuant to the 2021 Plan. The award has a four-year vesting schedule, with 1/4 vesting on August 15, 2022 and 1/16 of the total award vests quarterly thereafter, subject to his continued service with us.

(11) Mr. Lentell was granted a RSU settleable for 365,854 shares of Class A common stock on August 18, 2022 pursuant to the 2021 Plan. The award has a four-year vesting schedule, with 1/4 vesting on August 15, 2023 and 1/16 of the total award vests quarterly thereafter, subject to his continued service with us.

(12) Mr. Lentell was granted a RSU settleable for 316,742 shares of Class A common stock on May 1, 2023 pursuant to the 2021 Plan. The award has a four-year vesting schedule, with 1/16 vesting on May 15, 2023 and 1/16 of the total award vests quarterly thereafter, subject to his continued service with us.

(13) Mr. Lentell was granted a RSU settleable for 143,130 shares of Class A common stock on March 26, 2024 pursuant to the 2021 Plan. The award has a four-year vesting schedule, with 1/16 vesting on May 15, 2024 and 1/16 of the total award vests quarterly thereafter, subject to his continued service with us.

(14) Mr. Muniz was granted a stock option on November 3, 2020 pursuant to the 2019 Plan which is exercisable for 788,838 shares of the Class A common stock. The award has a five-year vesting schedule with 1/5th of the total award vested on November 1, 2021, with 1/60th vesting ratably on a monthly basis thereafter, subject to his continued service with us. In accordance with the grant agreements entered into by Mr. Muniz with us, he early exercised his entire stock option on November 30, 2020 and the unvested shares he received pursuant to his early exercises remain subject to a lapsing right of repurchase.

(15) Mr. Muniz was granted a RSU settleable for 2,300,000 shares of Class A common stock on May 1, 2023 pursuant to the 2021 Plan. The award has a four-year vesting schedule, with 1/4 vesting on May 15, 2024 and 1/16 of the total award vests quarterly thereafter, subject to his continued service with us.

(16) Mr. Muniz was granted a RSU settleable for 143,130 shares of Class A common stock on March 26, 2024 pursuant to the 2021 Plan. The award has a four-year vesting schedule, with 1/16 vesting on May 15, 2024 and 1/16 of the total award vests quarterly thereafter, subject to his continued service with us.

(17) Dr. Perkins was granted a RSU settleable for 519,305 shares of Class A common stock on April 11, 2022 pursuant to the 2021 Plan. The award has a four-year vesting schedule, with 1/4 vesting on May 15, 2023 and 1/16 of the total award vests quarterly thereafter, subject to her continued service with us.

(18) Dr. Perkins was granted a RSU settleable for 316,742 shares of Class A common stock on May 1, 2023 pursuant to the 2021 Plan. The award has a four-year vesting schedule, with 1/16 vesting on May 15, 2023 and 1/16 of the total award vests quarterly thereafter, subject to her continued service with us.

(19) Dr. Perkins was granted a RSU settleable for 95,420 shares of Class A common stock on March 26, 2024 pursuant to the 2021 Plan. The award has a four-year vesting schedule, with 1/16 vesting on May 15, 2024 and 1/16 of the total award vests quarterly thereafter, subject to her continued service with us.

OPTION EXERCISES AND STOCK VESTED IN 2024
The following table presents information concerning the aggregate number of shares of our common stock for which awards vested during 2024 for each of the NEOs. No options were exercised during 2024 by any of our NEOs. Value realized on vesting of stock awards is based on the fair market value of our Class A common stock on the vesting date multiplied by the number of shares vested, which includes the value of any shares that were withheld or sold at the time of vesting to satisfy tax withholding requirements and does not necessarily reflect the proceeds received by the NEO.

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)
Adam Goldstein	5,002,306	24,344,555
Mark Mesler	405,810	1,648,785
Priya Gupta	88,203	371,038
Eric Lentell	272,487	1,104,728
Tom Muniz	961,312	3,761,621
Tosha Perkins	301,903	1,224,882
The number of shares and value realized on vesting include shares that were withheld or sold at the time of vesting to satisfy tax withholding requirements.

2025 Proxy Statement 53

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Adam Goldstein. In September 2021, we entered into an employment agreement with Mr. Goldstein substantially on the terms set forth below in connection with the Closing of the Business Combination.

Pursuant to the terms of his agreement, Mr. Goldstein is eligible for the following severance for a termination without “cause” or resignation for “good reason” (as defined in his employment agreement) not in connection with a change in control:

–  24 months of base salary at time of termination paid in accordance with our normal payroll practices;
–  a lump sum cash payment equal to two times the target annual bonus;
–  a lump sum payment equal to 24 months of COBRA premiums; and
–  24-month accelerated vesting of any time-vested equity awards.

For a termination without cause or resignation for good reason in the period starting three months prior to and ending 18 months following a change in control, Mr. Goldstein will each be eligible for the following severance package:

–  24 months of base salary at time of termination paid in a lump sum;
–  a lump sum cash payment equal to two times the target annual bonus;
–  a lump sum payment equal to 24 months of COBRA premiums; and
–  100% accelerated vesting of any time-vested awards.

As a condition of receiving the severance benefits, Mr. Goldstein must execute a general release of claims in favor of Archer and allow it to become effective and comply with all applicable agreements including but not limited to, our form of confidentiality and invention assignment agreement.

In addition, with respect to Mr. Goldstein’s 2021 performance-based RSU award, in the event that Mr. Goldstein’s employment is terminated by us without cause or Mr. Goldstein resigns his employment for good reason, then his 2021 performance-based RSU award will remain outstanding and eligible to vest for a period of 15 months post-termination.

In addition, with respect to Mr. Goldstein’s 2024 performance-based RSU award, such award is eligible for vesting acceleration and/or continued vesting following a qualifying termination of employment as described above in the Section labelled “Compensation Discussion and Analysis–Elements of Our Compensation Program–Long-Term Equity Awards–Performance-Based RSUs.”

Other Executive Officers. In February 2022, we entered into Change in Control and Severance Agreements with each of our then-current executive officers (excluding Adam Goldstein, whose change in control and severance arrangements are provided separately in his employment agreement and as described above) (the “Eligible Executive Officers”).Each such Change in Control and Severance Agreement has a three-year term and is subject to automatic renewal unless the Company provides notice (at least three months in advance) that it will not renew.

2025 Proxy Statement 54

In the event of a termination of employment without cause or a resignation of employment for good reason then, pursuant to the Change in Control and Severance Agreements, each of the Eligible Executive Officers is entitled to: (i) an amount equal to 12 months of his or her base salary at the rate in effect immediately prior to such termination, payable in a cash lump-sum; (ii) a pro rata payment of his or her then-current annual bonus to the extent earned, and (iii) to the extent that her or she timely elects to receive continued coverage under our group-healthcare plans, a lump sum cash payment in an amount equal to the full amount of his or her COBRA premiums for the same period as he or she is entitled to severance. In addition, each Eligible Executive Officer’s outstanding equity awards will become vested and exercisable, as applicable, as if he or she had completed an additional 12 months of service, excluding awards that would otherwise vest contingent upon remaining-unsatisfied performance criteria.

In the event a qualifying termination occurs within 18 months following a “change in control” or subject to additional conditions, within three months preceding a “change in control”, each Eligible Executive Officer is entitled to: (i) an amount equal to 12 months of his or her base salary and 100% of his or her target bonus at the rate in effect immediately prior to such termination, payable in a cash lump-sum; and (ii) a pro rata payment of his or her then-current target bonus based on the actual period of service during the bonus period. In addition, each Eligible Executive Officer’s outstanding equity awards will become vested and exercisable, as applicable, with respect to 100% of the then-unvested shares, excluding awards that would otherwise vest contingent upon remaining-unsatisfied performance criteria. The Eligible Executive Officer will also be entitled to continuation of COBRA benefits as set forth above.

All such severance payments and benefits are subject to each Eligible Executive Officer’s execution of a general release of claims against us.

None of our executive officers are entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and Internal Revenue Code Section 4999.

In addition, with respect to our NEO’s 2024 performance-based RSU awards, such awards are eligible for vesting acceleration and/or continued vesting following a qualifying termination of employment as described above in the Section labelled “Compensation Discussion and Analysis–Elements of Our Compensation Program–Long-Term Equity Awards–Performance-Based RSUs.”

The following table sets forth the estimated payments and benefits that would be received by each of the NEOs upon a qualifying termination unrelated to a change in control or upon a qualifying termination in connection with a change in control of the Company. This table reflects amounts payable to each NEO assuming his or her employment was terminated on December 31, 2024, and/or the change in control also occurred on that date.

Name	Cash Severance ($)	Continued Health Insurance Coverage ($)	Value from Acceleration of Unvested Equity Awards ($)	Total ($)
Adam Goldstein
Upon qualifying termination - no change in control (1)	3,000,000	77,949	9,224,105	12,302,054
Upon qualifying termination - change in control (1)	3,000,000	77,949	12,187,500	15,265,449
Mark Mesler
Upon qualifying termination - no change in control	750,000	10,687	1,984,583	2,745,270
Upon qualifying termination - change in control	1,000,000	10,687	6,655,353	7,666,040

2025 Proxy Statement 55

Priya Gupta (2)
Upon qualifying termination - no change in control	-	-	-	-
Upon qualifying termination - change in control	-	-	-	-
Eric Lentell
Upon qualifying termination - no change in control	687,500	29,943	1,647,448	2,364,891
Upon qualifying termination - change in control	893,750	29,943	5,910,372	6,834,065
Tom Muniz
Upon qualifying termination - no change in control	1,050,000	29,017	4,501,058	5,580,075
Upon qualifying termination - change in control	1,400,000	29,017	16,079,817	17,508,834
Tosha Perkins
Upon qualifying termination - no change in control	825,000	30,318	1,573,738	2,429,056
Upon qualifying termination - change in control	1,100,000	60,637	5,011,981	6,172,618
(1) Mr. Goldstein’s offer letter provides that the unvested portion of his Founder Grant will remain outstanding and eligible to vest for a period of 15 months post-termination.
(2) In connection with Mr. Mesler’s leave of absence, Ms. Gupta has served as Acting Chief Financial Officer since September 2024. Ms. Gupta is not a party to a Change in Control and Severance Agreement with the Company.

CEO PAY RATIO
In accordance with the requirements of Section 953(b) of Dodd-Frank and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information:

-	For 2024, the annual total compensation of the median employee of all our employees, excluding our CEO’s compensation, was $242,287.
-
The annual total compensation of our CEO in 2024 consisted of his base salary of $750,000, his performance-based cash bonus of $525,500 and the grant date fair value of $16,487,500 for the equity awards he received in 2024 as discussed in detail above. The components of his 2024 annual compensation totaled $17,735,500

-
 The ratio of our CEO’s annual total compensation in 2024 when compared to the median employee’s  annual total compensation in 2024 was 73 to 1. As discussed earlier, the equity awards our CEO received in 2024 were intended to take into account the fact that this was the first equity award he has received from the Company since it went public in 2021. As a result, our compensation committee expects our CEO pay ratio for 2025 will be significantly lower than our CEO pay ratio for 2024. For example, the ratio of the total cash compensation paid to our CEO in 2024 and this median employee was 7:1.

To determine the median employee compensation, we analyzed all of the Company’s employees, excluding CEO, as of December 31, 2024. We annualized wages and salaries for employees who were not employed for the full year. We used base salary, target bonus and the grant date fair value of equity awards made in 2024 then ranking the sum of these totals from highest to lowest as the consistently applied compensation measure used to determine the median employee. After identifying the median employee, we calculated annual total compensation for the median employee according to the methodology used to report the annual total compensation of our named executive officers in the Summary Compensation Table on page 49.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

2025 Proxy Statement 56

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and our other named executive officers (“Non-PEO NEOs”) and company performance for the fiscal years listed below. Our compensation committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. The amounts shown for “Compensation Actually Paid” (“CAP”) have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our named executive officers for any of the periods listed. These amounts reflect Summary Compensation Table (“SCT”) compensation with certain adjustments as described in the following table and footnotes.

The following table shows the total compensation for our NEOs for the past three fiscal years as set forth in the SCT in this proxy statement and the prior year’s proxy statement, the CAP to our PEO and on an average basis, our other NEOs (in each case, as determined under SEC rules), our TSR, our peer group TSR consisting of the S&P Aerospace & Defense Index, our net loss, and our Company-Selected Measure, relative TSR percentile against the S&P 600 Index, which is the peer group used to determine performance for our NEOs’ PSU grants.

The majority of our NEOs’ target annual total compensation is variable in nature and “at-risk” and linked to our performance towards achieving key goals set by our compensation committee that are aligned with our stockholders’ interests. Our CEO and average Non-PEO NEO CAP for 2024 was higher than the amount reflected in our SCT, reflecting an increase in our TSR.

							Value of Initial Fixed $100 Investment Based on:
Year (1)	SCT Total for PEO 1 ($)	CAP to PEO 1 ($)(2)	SCT Total for PEO 2 ($)	CAP to PEO 2 ($)(2)	Average SCT Total for non-PEO NEOs ($)	Average Compensation Actually Paid to non-PEO NEOs ($)(2)	TSR $)(3)	Peer Group TSR ($)(4)	Net Loss ($ millions )(5)	Relative TSR Percentile (%)(6)
2024	17,763,000	78,229,739	-	-	1,905,415	4,386,896	161.42	148.05	(537)	91
2023	1,003,750	27,950,070	-	-	3,627,746	11,188,491	101.66	118.20	(458)	99
2022	1,200,000	(45,146,083)	4,846,372	(46,473,291)	4,426,452	1,965,114	30.96	95.20	(317)	12
(1) Adam Goldstein served as our Chief Executive Officer (PEO 1) for the entirety of the applicable years. Brett Adcock served as our co-Chief Executive Officer (PEO 2) for a portion of 2022. Our non-PEO NEOs were Mark Mesler and Tosha Perkins for 2022, Tom Muniz and Andy Missan for 2023, and Mark Mesler, Priya Gupta, Eric Lentell, Tom Muniz and Tosha Perkins for 2024.

(2) Compensation Actually Paid reflects the exclusions and inclusions of certain amounts from the total compensation amount reported in the SCT for the PEOs and the Non-PEO NEOs as required by Item 402(v) of Regulation S-K, as set forth in the tables below. In making each of these adjustments, the “value” of an option or stock award is the fair value of the award on the applicable date determined in accordance with FASB ASC Topic 718 using the valuation assumptions we then used to calculate the fair value of our equity awards. For more information on the valuation of our equity awards, please see the notes to our financial statements that appear in our applicable Annual Report on Form 10-K and the footnotes to the SCT that appear in our applicable definitive proxy statement.

2025 Proxy Statement 57

	PEO 1
	2024 ($)	2023 ($)	2022 ($)
SCT Total	17,763,000	1,003,750	1,200,000
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(16,487,500)	-	-
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	17,852,500	-	-
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	50,315,432	25,605,759	(44,531,306)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	-	-	-
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	8,786,307	1,340,561	(1,814,777)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	-	-	-
Compensation Actually Paid	78,229,739	27,950,070	(45,146,083)
	PEO 2
	2024 ($)	2023 ($)	2022 ($)
SCT Total	-	-	4,846,372
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	-	-	-
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	-	-	-
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	-	-	(48,722,460)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	-	-	-
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	-	-	(2,597,203)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	-	-	-
Compensation Actually Paid	-	-	(46,473,291)
		Non-PEO NEOs (average)
	2024 ($)	2023 ($)	2022 ($)
SCT Total	1,905,415	3,627,746	4,426,452
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(1,155,588)	(3,400,000)	(3,707,912)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	2,332,535	7,963,942	1,724,824
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	2,122,257	2,058,096	(364,875)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	104,437	171,606	-
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(922,160)	767,101	(113,375)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	-	-	-
Compensation Actually Paid	4,386,896	11,188,491	1,965,114

2025 Proxy Statement 58

(3) Archer’s TSR was determined based on the value of an initial fixed investment of $100, as of December 31, 2021, including the reinvestment of any dividends.
(4) The peer group used in this table is the S&P Aerospace & Defense Select Index, which is the same peer group that we use for purposes of the stock performance graph contained in our Annual Report on Form 10-K for the year ended December 31, 2024.

(5) Represents the Company’s net loss reflected in the Company’s audited financial statements.
(6) Our Company-Selected Measure is Relative TSR consistent with the peer group used in the PSU metric under our annual Long-Term Incentive Program. For illustrative purposes, calculations within this column are based on 1-year measurements (as opposed to the 1-, 2-, and 3-year relative TSR performance period regarding the Company’s PSUs). For purposes of Relative TSR, the peer group used in the PSU metric under our annual Long-Term Incentive Program consists of: (i) the S&P 600 Index.

In 2024, the compensation actually paid to our NEOs is linked to Company performance through our 2024 Annual Bonus Plan and Long-Term Incentive Program, which are described in more detail in the CD&A. We do not currently use any financial performance measures to link executive compensation actually paid to Company performance. However, the most important performance measures used by the Company for NEOs’ 2024 compensation decisions are listed below.

-	Goals related to advancing manufacturing objectives
-	Goals related to advancing flight test program
-	Goals related to advancing FAA certification
-	Goals related to advancing commercialization objectives
-	Annual cash burn relative to board-approved budget
-	Relative TSR compared to the S&P 600 Index

The chart below compares the compensation actually paid to the PEOs, the average of compensation actually paid to our remaining NEOs and the TSR performance of our stock price and the TSR performance of the disclosed peer group, the S&P Aerospace & Defense Select Industry Index. Changes in compensation actually paid is generally proportional to changes in our Class A common stock price since changes in the fair value of the NEOs’ equity awards are directly impacted by our stock price. Our stock price during the covered period has fluctuated significantly, much of which was driven by factors external to our business. Since equity awards comprise a significant portion of the total compensation of our NEOs, compensation actually paid inherently fluctuates with our TSR.

2025 Proxy Statement 59

The chart below sets forth the relationship between compensation actually paid to the PEOs, the average of compensation actually paid to our non-PEO NEOs and our net loss during the three most recently completed fiscal years. We do not use net loss as a performance measure in our overall executive compensation program. The compensation actually paid to our NEOs is not aligned with our net loss, as shown below, primarily due to the significant portion of compensation actually paid to NEOs is equity awards, a result of which is much greater sensitivity of compensation actually paid to our Class A common stock price.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Annual Relative Total Shareholder Percentile
The chart below sets forth the relationship between compensation actually paid to the PEOs, the average of compensation actually paid to our non-PEO NEOs and our annual relative TSR. Since our PSUs are based on relative TSR, relative TSR percentile directly impacts the fair value of outstanding PSU grants to the NEOs. Higher relative TSR percentile increases the fair value of the outstanding PSUs and conversely lower relative TSR percentile decreases the fair value of outstanding PSUs.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2025 Proxy Statement 60

EQUITY COMPENSATION PLAN INFORMATION

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING SECURITIES (#)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS ($)(1)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN(A))(#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders (2)	32,141,980(3)	0.13	39,918,624(4)
Equity compensation plans not approved by security holders	—	—	—
Total	32,141,980	0.13	39,918,624
(1) The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.
(2) Includes our (i) 2021 Plan; (ii) 2021 Employee Stock Purchase Plan; and 2019 Equity Incentive Plan (the “2019 Plan”).
(3) Includes: (i) 20,186,233 shares subject to outstanding awards granted under the 2021 Plan, 18,567,855 shares of which shares were subject to outstanding RSU awards and 1,618,378 shares were subject to outstanding PSU awards (ii) 11,955,747 shares subject to outstanding awards granted under the 2019 Plan, of which 1,951,135 shares were subject to outstanding option awards and 10,004,612 shares were subject to outstanding RSU awards.

(4) As of December 31, 2024, there were 31,785,442 shares of Class A common stock available for issuance under the 2021 Plan and no additional shares available for issuance under the 2019 Plan. The number of shares of Class A common stock reserved for issuance under our 2021 Plan increased automatically by 25,191,478 shares on January 1, 2025 and will increase automatically on the first day of January of each of 2022 through 2031 by the number of shares equal to 5% of all series and classes of our common stock outstanding as of the immediately preceding December 31 or a lower number approved by our board of directors. As of December 31, 2024, there were 8,133,182 shares of Class A common stock available for issuance under the 2021 Employee Stock Purchase Plan. The number of shares of Class A common stock reserved for issuance under our 2021 Employee Stock Purchase Plan increased automatically by 4,677,185 shares on January 1, 2025 and will increase automatically on the first day of January of each of 2022 through 2031 by the number of shares equal to 1% of the total issued and outstanding shares of our Class A common stock as of the immediately preceding December 31 or a lower number approved by our board of directors.

2025 Proxy Statement 61

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following includes a summary of transactions since January 1, 2024 to which we were, are, or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had, have, or will have a direct or indirect material interest.
AGREEMENTS WITH STELLANTIS
Subscription and Registration Rights Agreements
In August 2024, we also entered into a subscription agreement with Stellantis, pursuant to which we agreed to sell and issue, in a private placement transaction (the “August Stellantis Private Placement”), 2,982,089 shares of Class A common stock at a purchase price of $3.35 per share for an aggregate purchase price of $9,989,998.15. In connection with the August Stellantis Private Placement, we granted to Stellantis certain registration rights with respect to the shares of Class A common stock issued in the August Stellantis Private Placement pursuant to the August 2024 Stellantis Registration Rights Agreement. A portion of the August Stellantis Private Placement closed on August 12, 2024 for 49,283,582 shares of our Class A common stock for net proceeds of approximately $158.0 million, after deducting offering costs. The remaining portion of the August Stellantis Private Placement covering an aggregate of 2,982,089 shares of our Class A common stock was issued and sold to Stellantis for gross proceeds of approximately $10.0 million on January 6, 2025.
In December 2024, we also entered into a subscription agreement with Stellantis, pursuant to which we agreed to sell and issue, in a private placement transaction (the “December Stellantis Private Placement”), 751,879 shares of Class A common stock at a purchase price of $6.65 per share for an aggregate purchase price of $4,999,995.35. In connection with the December Stellantis Private Placement, we granted to Stellantis certain registration rights with respect to the shares of Class A common stock issued in the December Stellantis Private Placement pursuant to the December 2024 Stellantis Registration Rights Agreement. The closing of the December Stellantis Private Placement is subject to approval of the Stellantis Share Issuance Proposal.
Stellantis Collaboration and Forward Purchase Agreements
On January 3, 2023, we entered into a Manufacturing Collaboration Agreement (the “Stellantis Collaboration Agreement”) with Stellantis. In connection with the Stellantis Collaboration Agreement, we entered into a Forward Purchase Agreement (the “Forward Purchase Agreement”) with Stellantis, pursuant to which we may elect, in our sole discretion, to issue and sell to Stellantis up to $150.0 million of shares of Class A common stock upon the achievement of certain milestones (the “Forward Purchase Shares”).
From January 3, 2023 on, Stellantis will maintain the right to nominate one individual for election to our board of directors as a Class II director at our annual meeting of stockholders in 2023 through the date of our annual meeting of stockholders to occur in 2026 (which initial designee was Barbara J. Pilarski who currently serves as a Class II director on our board of directors) and, so long as Stellantis or its affiliates beneficially own shares of Class A common stock equal to at least 12.5% of our outstanding Class A common stock, will have the right to continue to nominate one individual for election to our board of directors as a Class II director at our annual meeting of stockholders to occur in 2026 through the date of our annual meeting of stockholders in 2029.
On June 23, 2023, we issued 6,337,039 shares of Class A common stock to Stellantis in connection with the first milestone under the Forward Purchase Agreement and received gross proceeds of $25,000,000. On August 10, 2023, Stellantis waived certain conditions relating to the second milestone of the Forward Purchase Agreement, and we completed the issuance of 12,313,234 shares of Class A common stock and received gross proceeds of $70,000,000 associated with the second milestone. On July 1, 2024, we issued 17,401,153 shares of Class A common stock associated with the third and final milestone and received gross proceeds of $55,000,000.
RELATED PERSON TRANSACTIONS POLICY
Our board of directors has adopted a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness, subject to certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act.
Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including our common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our board of directors) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:
-	the risks, costs, and benefits to us;
-	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
-	the extent of the related person’s interest in the transaction;
-	the purpose and terms of the transaction;
-	management’s recommendation with respect to the proposed related person transaction;
-	the availability of other sources for comparable services or products; and
-	whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction.

2025 Proxy Statement 62

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The below table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2025, by:

●	each of our named executive officers;
●	each of our directors or director nominees;
●	all of our directors and executive officers as a group; and
●	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of our Class A common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 548,982,953 shares of Class A common stock outstanding as of March 31, 2025. Shares of our Class A common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2025 or RSUs that may vest and settle within 60 days of March 31, 2025 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o Archer Aviation Inc., 190 W. Tasman Drive, San Jose, California, 95134.

NAME OF BENEFICIAL OWNER	CLASS A
OTHER 5% OR GREATER STOCKHOLDERS (1)	SHARES	%
Stellantis N.V.(2)	73,235,067	13.04%
NAMED EXECUTIVE OFFICERS & DIRECTORS
Adam Goldstein (3)	36,372,347	6.63%
Mark Mesler (4)	762,290	*
Priya Gupta (5)	147,314	*
Eric Lentell (6)	149,679	*
Tom Muniz (7)	1,334,213	*
Tosha Perkins (8)	346,985	*
Deborah Diaz (9)	147,547	*
Fred M. Diaz (10)	101,372	*
Oscar Munoz (11)	441,480	*
Barbara Pilarski	‑‑	*
Maria Pinelli (12)	128,041	*
Michael Spellacy (13)	2,209,120	*
All Current Executive Officers & Directors as a Group (12 Persons) (14)	42,140,388	7.65%

*	Indicates ownership of less than one percent.

2025 Proxy Statement 63

(1)   Unless otherwise noted, the business address of each of those listed in the table above is c/o Archer Aviation Inc., 190 W. Tasman Drive, San Jose, CA 95134.
(2)   As reported in a statement on Schedule 13D, Amendment 9, filed with the SEC on December 19, 2024, by Stellantis N.V. (“Stellantis”) reporting beneficial ownership as of December 11, 2024, as supplemented by our records. Stellantis and certain affiliated entities have sole voting and investment discretion over the number of shares of our Class A common stock ascribed to Stellantis in the table above. Stellantis’ business address is Taurusavenue 1, 2132LS, Hoofddorp, The Netherlands. This amount includes the 1,671,202 shares of Class A Common Stock issuable upon exercise of vested warrants to FCA US LLC, 1,077,024 shares of Class A common stock issuable upon exercise of warrants to Stellantis Europe S.p.A., and 10,000,000 shares of Class A common stock issuable upon exercise of warrants to Stellantis. The reported total also includes 751,879 shares of our Class A common stock which we have agreed to sell and issue to Stellantis subject to stockholder approval at the Annual Meeting.
(3)   The securities set forth in this row consist of: (i) 8,476,543 shares of our Class A common stock directly held by Adam Goldstein; and (ii) 27,895,804 shares of Class A common stock held directly by Capri Growth LLC, of which Adam Goldstein is the managing member.
(4)   The securities reported in this row consist of: (i) 659,357 shares of our Class A common stock directly held by Mark Mesler; and (ii) 102,943 shares of Class A common stock underlying RSUs which shall vest and be settled for shares within 60 days following March 31, 2025.
(5)   The securities reported in this row consist of: (i) 117,721 shares of our Class A common stock directly held by Priya Gupta; and (ii) 29,593 shares of Class A common stock underlying RSUs which shall vest and be settled for shares within 60 days following March 31, 2025.
(6)   The securities reported in this row consist of: (i) 53,225 shares of our Class A common stock directly held by Eric Lentell; and (ii) 96,454 shares of Class A common stock underlying RSUs which shall vest and be settled for shares within 60 days following March 31, 2025.
(7)   The securities reported in this row consist of: (i) 1,173,905 shares of our Class A common stock directly held by Tom Muniz, 105,179 of which are subject to a lapsing repurchase right as of March 31, 2025; and (ii) 160,308 shares of Class A common stock underlying RSUs which shall vest and be settled for shares within 60 days following March 31, 2025.
(8)   The securities reported in this row consist of: (i) 262,673 shares of our Class A common stock directly held by Tosha Perkins; and (ii) 84,312 shares of Class A common stock underlying RSUs which shall vest and be settled for shares within 60 days following March 31, 2025.
(9)   The securities reported in this row consist of: (i) 98,886 shares of our Class A common stock directly beneficially owned by Deborah Diaz; and (ii) 48,661 shares of Class A common stock underlying fully vested deferred RSUs.
(10) The securities reported in this row consist of: (i) 52,711 shares of our Class A common stock directly beneficially owned by Fred M. Diaz; and (ii) 48,661 shares of Class A common stock underlying fully vested deferred RSUs.
(11) The securities reported in this row consist of: (i) 387,477 shares of our Class A common stock directly beneficially owned by Oscar Munoz; and (ii) 54,003 shares of Class A common stock underlying fully vested deferred RSUs.
(12) The securities reported in this row consist of:  (i) 128,041 shares of our Class A common stock directly beneficially owned by Maria Pinelli.
(13) The securities reported in this row consist of: (i) 1,162,183 shares of our Class A common stock beneficially owned by Achill Holdings LLC (“Achill”), of which Mr. Spellacy is the sole managing member and (ii) 1,046,937 shares of Class A common stock underlying warrants owned by Achill.
(14) This total includes the securities beneficially owned by all of the company’s directors and executive officers, including, without limitation, the securities described in footnotes (3) through (13), including 105,179 shares of Class A common stock of which are subject to a lapsing repurchase right as of March 31, 2025. It also includes an additional:  (i) 53,225 shares of our Class A common stock and (ii) 96,454 RSUs scheduled to vest within 60 days of March 31, 2025.

2025 Proxy Statement 64

ARCHER AVIATION INC.
190 W. Tasman Drive
San Jose, California 95134

GENERAL INFORMATION

ANNUAL MEETING

Date and Time: June 27, 2025 12:00 p.m. Pacific Time	Virtual Meeting Site: www.virtualshareholdermeeting.com/ACHR2025

The Record Date for the Annual Meeting is April 28, 2025. Only stockholders of record as of the close of business on this date are entitled to vote at the Annual Meeting.

You are invited to vote on the proposals described in this Proxy Statement because you were an Archer stockholder on the Record Date.

Archer is soliciting proxies for use at the Annual Meeting, including any postponements or adjournments thereof.

The Notice of Internet Availability of Proxy Materials and this Proxy Statement for the Annual Meeting and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 30, 2025. An annual report for Fiscal 2024 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials.

PROXY MATERIALS ARE AVAILABLE ON THE INTERNET
We are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.

RECORD DATE; QUORUM
Only holders of record of our Class A common stock at the close of business on Monday, April 28, 2025 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 549,010,297 shares of Class A common stock outstanding and entitled to vote. At the close of business on the Record Date, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote 40,460,717 shares of Class A common stock at the Annual Meeting, or approximately 7.4% of the combined voting power of all shares of our common stock of all classes issued and outstanding on the Record Date. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters, at 190 W. Tasman Drive, San Jose, California 95134.

2025 Proxy Statement 65

The holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.

VOTING RIGHTS
In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of Class A common stock represents one vote. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. There are no dissenter or appraisal rights relating to the matters to be acted upon at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning by U.S. mail a signed and dated proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee will provide voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares directly at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

BOARD RECOMMENDATIONS, REQUIRED VOTE AND EFFECTS OF ABSTENTIONS AND BROKER NON-VOTES
The following chart describes the proposals to be considered at the Annual Meeting, our Board’s recommendations, the vote required for each of the proposals and the manner in which votes will be counted.

If you are a beneficial owner and do not provide specific voting instructions to your broker, bank or other nominee, the organization that holds your shares will not be authorized to vote your shares, which will result in “broker non-votes,” on proposals other than the ratification of the appointment of PwC as our independent registered public accounting firm. Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting.

None of our directors have any substantial interest in any matter to be acted upon except Proposal No. 1 with respect to the directors so nominated and, in the case of Ms. Pilarski, except Proposal No. 4. None of our executive officers have any substantial interest in any matter to be acted upon other than Proposal No. 3.
Proposal	Board Recommendation	Required Vote	Effect of Abstentions	Effect of Broker Non-Votes	Page
1. Election of directors named in this Proxy Statement	For each director nominee	Plurality	None	None	20
2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	For	Majority of votes cast	None	Broker has discretion to vote	28
3. Approval, on a non-binding advisory basis, of the compensation of our named executive officers	For	Majority of votes cast	None	None	30
4. Approval of Class A Common Stock pursuant to the Stellantis Subscription Agreement	For	Majority of votes cast	None	None	31

2025 Proxy Statement 66

VOTING INSTRUCTIONS; VOTING OF PROXIES
There are four ways to vote:

Online Prior to the Annual Meeting. You may vote by proxy by visiting proxyvote.com and entering the control number found in your Notice of Internet Availability, voting instruction form, or proxy card. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

Online During the Annual Meeting. You may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ACHR2025, entering the control number found in your Notice of Internet Availability, voting instruction form, or proxy card, and following the on-screen instructions. The availability of online voting may depend on the voting procedures of the organization that holds your shares. The meeting webcast will begin promptly at 12:00 p.m. Pacific Time. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your system.

Phone. You may vote by proxy by calling the toll-free number found on your Notice of Internet Availability, voting instruction form, or proxy card. The availability of phone voting may depend on the voting procedures of the organization that holds your shares.

Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form, and you may vote by proxy by filling out the card or form and returning it in the envelope provided.

All shares represented by valid proxies received prior to 8:59 p.m. Pacific Time / 11:59 p.m. Eastern Time on Thursday, June 26, 2025, will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

2025 Proxy Statement 67

All proxies will be voted in accordance with the instructions specified on the signed proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.

If you receive more than one proxy card, this is because your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each Notice of Internet Availability of Proxy Materials or proxy card and vote each Notice of Internet Availability of Proxy Materials or proxy card by telephone, through the Internet, or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign, and return each proxy card you received to ensure that all of your shares are voted.

CHANGING YOUR VOTE
You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting.

–
by signing and returning a new proxy card or voting instruction form dated as of a later date, in which case only your latest proxy card or voting instruction form received prior to the Annual Meeting will be counted;

–	voting again by telephone or through the Internet; or
–	attending virtually and voting during the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

PROXY SOLICITATION COSTS
The Company is paying the costs of the solicitation of proxies. We will pay for the entire cost of soliciting proxies for the Annual Meeting. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

VOTING RESULTS
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. Preliminary voting results will be announced at the Annual Meeting and final results will be published in a current report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

PARTICIPATING IN THE ANNUAL MEETING
To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/ACHR2025 and enter the control number included on your proxy card or on the instructions that accompanied your proxy materials. Beneficial stockholders who do not have a control number may gain access to the meeting by logging into their broker, brokerage firm, bank, or other nominee’s website and selecting the stockholder communications mailbox to link through to the meeting. Instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee.

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted during the meeting and that relate to the matters to be voted on at the Annual Meeting. If you wish to submit germane questions prior to the Annual Meeting, please visit www.virtualshareholdermeeting.com/ACHR2025 and follow the instructions on your Notice of Internet Availability of Proxy Materials or proxy card. If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at the link provided in the paragraph above, type your question into the “Ask a Question” field, and click “Submit.” Our Annual Meeting, including the Q&A session, will be conducted in accordance with the “Rules of Conduct,” which will be available on our Annual Meeting web portal. If your question is germane to the business of the Annual Meeting and properly submitted during the relevant portion of the meeting agenda pursuant to the “Rules of Conduct,” we will seek to respond to your question during the live webcast, subject to time constraints. To provide access to all stockholders, each stockholder will be limited to two questions, and if multiple questions are submitted on the same subject, we may consolidate them for a single response to avoid repetition. We reserve the right to exclude questions that are irrelevant to the proposals that are the subject of the Annual Meeting or irrelevant to the business of Archer, or derogatory or in bad taste; that relate to pending or threatened litigation; that are personal grievances; or that are otherwise inappropriate (as determined by the Secretary of the Annual Meeting). Only validated stockholders or proxy holders will be able to ask questions in the designated field on the web portal. A webcast replay of the Annual Meeting, including the Q&A Session, will be archived on the virtual meeting platform until the date of the 2025 annual meeting of stockholders.

2025 Proxy Statement 68

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, we will promptly notify stockholders of the decision. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, please contact the support line noted on the login page of the virtual meeting website.

OTHER MATTERS
As of the date of this proxy statement, there are no other matters the board of directors intends to present before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Stockholder Proposals for the Next Annual Meeting
Our amended and restated bylaws provide that, for stockholder nominations to our board of directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at Archer Aviation Inc., 190 W. Tasman Drive, San Jose, California 95134, Attn: Secretary.

To be timely for our 2026 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our headquarters not earlier than 2:00 p.m. Pacific Time on Friday, February 27, 2026 and no later than 2:00 p.m. Pacific Time on Sunday, March 29, 2026. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our amended and restated bylaws, including the name and address of the nominee, as well as other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Exchange Act and the related rules and regulations under that section.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2026 annual meeting of stockholders must be received by us not later than December 31, 2025 in order to be considered for inclusion in our proxy materials for that meeting.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the forms filed with the SEC and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the fiscal year ended December 31, 2024, except for: (i) a Form 4 filed late on behalf of Michael Spellacy and (ii) a Form 4 filed late on behalf of Stellantis N.V.

2025 Proxy Statement 69

Available Information
We will mail, without charge, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2024, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Archer Aviation Inc.
c/o Legal
190 W. Tasman Drive
San Jose, California 95134

The annual report is also available on our investor relations website at investors.archer.com under “SEC Filings” in the “Financials” section.

Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified via email as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

–
Registered Owner (you hold our common stock in your own name at our transfer agent, Continental Stock Transfer & Trust Company, or you are in possession of stock certificates): visit https://continentalstock.com and log into your account to enroll.

–
Beneficial Owner (you hold our common stock at a brokerage firm, a bank, a trustee, or a nominee): if you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee, or nominee.

Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call Continental Stock Transfer & Trust Company, our transfer agent, by phone at (212) 509-4000, by e-mail at cstmail@continentalstock.com, or visit https://continentalstock.com with questions about electronic delivery.

Householding
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.

This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by calling Broadridge at (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

2025 Proxy Statement 70

Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may contact our Secretary in writing at 190 W. Tasman Drive, San Jose, California 95134, Attn: Secretary.

Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker, or other holder of record to request information about householding or our Secretary at the address or telephone number listed above.

2025 Proxy Statement 71

INFORMATION INCORPORATED BY REFERENCE

We are incorporating by reference specified documents that we file with the SEC, which means that incorporated documents are considered part of this Proxy Statement. This document incorporates by reference the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Information contained on our website, www.archer.com is not incorporated by reference in, and does not constitute part of, this Proxy Statement.

All documents that we file (but not those that we furnish) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Annual Meeting are incorporated by reference in this Proxy Statement from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

2025 Proxy Statement 72

ARCHER

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 PM Pacific Time / 11:59 PM Eastern Time on June 26, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ACHR2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 8:59 PM Pacific Time / 11:59 PM Eastern Time on June 26, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V73259-P32331 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARCHER AVIATION INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of Class I Directors	☐	☐	☐	______________________

Nominees:

01) Deborah Diaz
02) Fred Diaz

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V73260-P32331

ARCHER AVIATION INC.
Annual Meeting of Stockholders
June 27, 2025, 12:00 PM, Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Adam Goldstein and Eric Lentell, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Archer Aviation Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM, Pacific Time on Friday, June 27, 2025, by virtual meeting via live webcast at www.virtualshareholdermeeting.com/ACHR2025, and any adjournment or postponement thereof. The proxies are authorized to vote in their discretion upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side